STATE OF NORTH CAROLINA
COUNTY OF WAKE
PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this "Agreement") is made as of the last date set forth in the signature blocks below (the "Effective Date") by and between the STATE OF NORTH CAROLINA, a body politic and corporate (hereinafter referred to as "Seller"), and BANDWIDTH INC., a Delaware corporation (hereinafter referred to as "Purchaser"). Seller and Purchaser are at times collectively referred to hereinafter as the "Parties" or individually as the "Party."

1.Agreement. Subject to the terms and conditions hereinafter set forth in this Agreement, Purchaser hereby offers to purchase and Seller agrees to sell and convey all of that parcel or plot of land described below as the Property, together with all improvements located thereon.

2.Definitions. In addition to the defined terms set forth elsewhere in this Agreement, unless the context otherwise requires, the following terms used in this Agreement, as indicated by their initial capitalization, shall be defined as follows:

2.1"Additional Earnest Money" means the additional sum of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) deposited by Purchaser with Seller at the end of the Inspection Period.

2.2"City" means the City of Raleigh, a North Carolina municipal corporation.

2.3"Closing" means the transfer and conveyance of legal title to the Property from Seller to Purchaser.

2.4"Closing Attorney" means Kilpatrick Townsend & Stockton LLP, located at 4208 Six Forks Road, Suite 1400, Raleigh, North Carolina. Closing Attorney shall be employed by Purchaser and shall handle the Closing of this transaction.

2.5"Closing Date" means the date the Seller transfers to Purchaser legal title to the Property and being more specifically defined in Section 8.

2.6"Conditions Precedent" is defined in Section 7.1 hereof.

2.7"Council of State" means that body defined in Article III of the North Carolina Constitution or any one or more successor bodies, agencies or organs of the State of North Carolina clothed with similar authority to approve the transfer of interests in real property owned by the State of North Carolina or to approve conditions applicable to the use of real property owned by the State of North Carolina.

2.8"DOA" means the North Carolina Department of Administration.

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2.9"Development" means all usual and customary activities to be completed by Purchaser in order to construct buildings, structures and related appurtenances on the Property, and to otherwise improve the Property for Purchaser's Intended Use, all in in accordance with the approved Entitlements.

2.10"Earnest Money" means collectively, the Initial Earnest Money and the Additional Earnest Money as more specifically described in Section 4.
2.11"Earnest Money Credit" is defined in Section 4.

2.12"Effective Date" means the later of the date of Purchaser's or Seller's execution of this Agreement, as indicated below their executions hereon.

2.13"Entitlements" means the Zoning and other approvals Purchaser must obtain from the City and any other Governmental Authorities for the Development of the Property, including, but not limited to, all permits (other than a building permit) and all final unappealed and unappealable land development, zoning and other approvals from all governing bodies having jurisdiction over the Property for the construction, development and use of the Property for the Development in accordance with a plan of development satisfactory to Purchaser for the Development, as well as confirmation of availability of all utilities necessary for the operation of the Property for the Development, including, without limitation, water, sewer, gas, electric and cable sufficient for the operation of the Property for the Development.

2.14"Entitlement Date" means the date the City has approved the necessary Entitlements for the Development of the Property. Purchaser shall notify Seller in writing of the Entitlement Date within five (5) business days following the City's approval of the Entitlements.

2.15"Governmental Authorities" means all of the various bodies, agencies, authorities, boards, commissions, courts, instrumentalities, legislatures, and offices of any nature whatsoever of any governmental unit or political subdivision, whether state, county, or municipal, having jurisdiction over the Property including, without limitation: the State, acting through its various departments and agencies including DOA; and the City, acting through its various departments and agencies.

2.16"Governor" means the Governor of the State of North Carolina.

2.17"Initial Earnest Money" means the sum of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) as is more specifically defined in Section 4.

2.18"Inspections" is defined in Section 6.1.2 hereof.

2.19"Inspection Materials" is defined in Section 6.2.1 hereof.

2.20"Inspection Period" means the period of time starting on the Effective Date and ending at 6:00 p.m. (Eastern time) on the date that is two hundred seventy (270)

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days thereafter, as more specifically defined in Section 6.1.1., as may be extended by the Inspection Period Extension.

2.21"Inspection Period Extension" is defined in Section 6.5.2.

2.22"Joint Legislative Commission on Governmental Operations" means that committee of the Legislature tasked, pursuant to Chapter 146 of the North Carolina General Statutes, as amended from time to time, with reviewing proposed dispositions of certain lands owned by Seller.

2.23"Legislature" means the Legislature of the State of North Carolina.

2.24"Outside Date" means December 31, 2021.

2.25"Permitted Exceptions" is defined in Section 6.3 hereof.

2.26"Property" means that certain parcel or tract of the land lying in the City of Raleigh, Wake County, North Carolina containing forty (40) acres, more or less, and being located at 4501 Reedy Creek Road, Raleigh, NC, together with any easements or other appurtenances appertaining thereto as further described on Exhibit A attached hereto and incorporated herein by reference.

2.27"Property Information" is defined in Section 6.2.2 hereof.

2.28"Purchase Price" means the sum equal to Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) per acre as determined by the Survey, or approximately Thirty Million and 00/100 Dollars ($30,000,000.00), and is more specifically described in Section 3.
2.29"Purchaser's Intended Use" means the Development of the Property for use as an office building (with an associated covered parking deck and outdoor amenities), a school and retail facilities.

2.30"Purchaser's Title Commitment" is defined in Section 6.3 hereof.

2.31"Purchaser's Title Objection Notice" is defined in Section 6.3 hereof.

2.32"Seller's Title Response Notice" is defined in Section 6.3 hereof.

2.33"State" means the State of North Carolina, which is also designated herein as Seller.

2.34"State Approvals" means the favorable consideration and approval as required by law for the purchase and sale of the Property on terms consistent with those set fo1ih in this Agreement by the Joint Legislative Commission on Governmental Operations, the Governor and Council of State.
2.35"Survey" is defined in Section 6.4 hereof.

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2.36"Unpermitted Encumbrance" is defined in Section 6.3 hereof.

2.37"Zoning" means the rezoning of the Property by the City as necessary for Purchaser's Intended Use.

3.Purchase Price. The Purchase Price for the Property shall be paid by Purchaser to Seller in immediately available funds at Closing.

4.Earnest Money. Within three (3) days after Purchaser's execution and delivery of this Agreement, Purchaser shall deliver to Standard Title Company (the "Escrow Agent") the. Initial Earnest Money by wire transfer, which shall be held in trust and applied pursuant to the terms of this Agreement. Pursuant to the terms of Section 6.1.1, Purchaser, if applicable, shall deliver to Escrow Agent the Additional Earnest Money. At Closing, the Earnest Money shall be applied as a partial payment of the Purchase Price (the "Earnest Money Credit"). In the event the purchase and sale of the Property contemplated hereby is not consummated, the Earnest Money shall either be returned to Purchaser or retained by Seller as provided in this Agreement.

5.Property Condition. Purchaser acknowledges that Purchaser will have full and adequate right and opportunity to inspect and examine the Property. If Purchaser elects to proceed with Closing, Purchaser shall exclusively rely upon Purchaser's own inspection and examination.

5.1Property Conveyed "As-Is, Where-Is". Purchaser understands and agrees (i) that neither Seller nor its agents and employees have made any representation, warranty or guaranty, express or implied, oral or written, regarding (a) compliance of the Property with any applicable law, regulation or ordinance, including, but not limited to, any land use, zoning or subdivision ordinances, any environmental laws or any health, safety and building codes, or (b) any other matter regarding the condition of the Property or title to the Property, (ii) that Seller is not obligated to alter, repair or improve the Property, in any manner, and (iii) THE PROPERTY WILL BE CONVEYED BY SELLER IN ITS "AS-IS, WHERE-IS, WITH ALL FAULTS" CONDITION, WITH ALL PRESENT AND FUTURE FAULTS OR DEFECTS, AND WITHOUT ANY REPRESENTATION OR WARRANTIES OF ANY KIND FROM SELLER, INCLUDING, WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS OR HABITABILITY.

5.2Release. Purchaser (and any party claiming through or under Purchaser) hereby agrees that following the Closing, except as may be expressly set forth herein, Seller shall be released from any and all claims relating to or arising under this Agreement and the sale and conveyance of the Property.

6.Due Diligence.

6.1Inspection Period.

6.1.1Purchaser shall have until the end of the Inspection Period in which to perform such investigations, examinations, tests and inspections as Purchaser shall deem necessary or desirable to determine whether the Property is suitable and

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satisfactory to for Purchaser's Intended Use. In the event Purchaser shall determine that the Property is not suitable and satisfactory to Purchaser, or for any other reason or no reason, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller prior to the expiration of the Inspection Period. In the event Purchaser gives Seller the notice, then the Earnest Money shall be refunded to Purchaser upon request, all rights and obligations of the Parties under this Agreement shall expire, and this Agreement shall become null and void. If Purchaser does not terminate this Agreement in accordance with this Section 6.1 prior to the expiration of the Inspection Period or if Purchaser elects the Inspection Period Extension in accordance with Section 6.5.2, then (i) Purchaser shall, within three (3) days after the expiration of the Inspection Period (or the Inspection Period Extension if applicable), deliver to Escrow Agent the Additional Earnest Money, and, (ii) Purchaser shall have no further right to terminate this Agreement pursuant to this Section 6.1.

6.1.2During the Inspection Period, Purchaser and Purchaser's agents or employees shall have the right to enter upon the Property from time to time to conduct such inspections, tests and studies as Purchaser may deem necessary (collectively, the "Inspections"), provided that prior to any such entry Purchaser shall obtain Seller's written authorization to enter upon the Property and shall notify Seller of (a) the purpose of such entry, (b) the location of any sampling or work to be performed, and the time such sampling or work shall occur. Purchaser and/or its agents, representatives, contractors, subcontractors and consultants shall be adequately insured regarding such sampling or work. Seller shall grant Purchaser's reasonable requests for entry-upon the Property, provided that Purchaser shall leave the Property in substantially the same or better condition as it was prior to the entry thereon by Purchaser or its agents or employees or, in the event of any damage to the Property, Purchaser shall repair and restore the Property substantially to its prior condition. Purchaser agrees to indemnify and hold harmless Seller from any loss or damage to persons or property, including reasonable attorneys' fees, arising out of the entry upon the Property by Purchaser, its agents or employees, or arising out of the Inspections that Purchaser, its agents or employees may conduct pursuant to this Section 6.1; provided, however, in no event will Purchaser be liable for any pre-existing conditions merely discovered by Purchaser, and/or its agents, representatives, contractors, subcontractors and consultants.

6.1.3After the close of the Inspection Period, if the Purchaser elects to continue with this Agreement, at all times following the Inspection Period, Purchaser may enter upon the Property for the purposes of conducting surveys, collecting soil samples and performing other such studies including borings necessary for determining the suitability of the Property for Purchaser's Intended Use, provided that prior to any such entry Purchaser shall obtain Seller's written authorization to enter upon the Property and shall notify Seller of (a) the purpose of such entry, (b) the location of any sampling or work to be performed, and (c) the time such sampling or work shall occur. Purchaser and/or its agents, representatives, contractors, subcontractors and consultants shall be adequately insured regarding such sampling or work. Seller shall grant Purchaser's reasonable requests for entry upon the Property with the agreement that Purchaser shall not damage the Property, provided that Purchaser shall leave the Property in substantially the same or better condition as it was prior to the entry thereon by Purchaser or its agents or employees or, in the event

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of any damage to the Property, Purchaser shall repair and restore the Property substantially to its prior condition. Purchaser agrees to indemnify and hold harmless Seller from any loss or damage to persons or property, including reasonable attorneys' fees, arising out of the entry upon the Property by Purchaser, its agents or employees, or arising ciut of the Inspections that Purchaser, its agents or employees may conduct pursuant to this Section 6.1; provided, however, in no event will Purchaser be liable for any pre-existing conditions merely discovered by Purchaser, and/or its agents, representatives, contractors, subcontractors and consultants.

6.2Property Information.

6.2.2If the purchase and sale of the Property is not consummated in accordance with this Agreement, regardless of the reason or the Party at fault, Purchaser shall promptly deliver to Seller: (i) a list setting forth the names of all persons or entities who conducted investigations, examinations, tests or inspections of or with respect to the Property on behalf of or at the instance of Purchaser; (ii) all third party reports, studies, surveys, site plans and other written or graphic material of any kind or nature generated, collected, prepared or compiled by third parties in connection with such investigations, examinations, tests or inspections (collectively, the "Inspection Materials"); and an instrument in form and substance reasonably satisfactory to Purchaser and Seller transferring and assigning-, to the extent assignable, to Seller all of Purchaser's rights, title and interest in or to the Inspection Materials. The Inspection Materials shall be delivered by Purchaser to Seller without representation or warranty, express or implied, as to the assignability of the Inspection Materials, the terms or quality thereof and without demand for reimbursement of any fees or costs incurred by Purchaser in the preparation thereof or otherwise. Purchaser's obligation to deliver to Seller all of the Inspection Materials shall survive the termination of this Agreement.

6.2.2Purchaser acknowledges that documents and information concerning the Property (collectively, the "Property Information") may exist in Seller's archived files and that such files are available for public examination in accordance with applicable law. The State Property Office, an agency of the Seller shall deliver copies of any Property Information in the possession of the State Property Office to Purchaser within five (5) business days after the Effective Date. The State Property Office shall

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have no obligation to produce and deliver copies of Property Information in the custody or possession of any other agency of Seller. In the event Purchaser is supplied with copies of any Property Information, whether the Property Information is delivered by Seller or otherwise obtained by Purchaser, the Property Information shall be deemed to have been provided to Purchaser without any representation or warranty of any kind or nature whatsoever and shall be understood to have been provided only for Purchaser's informational purposes. If the purchase and sale of the Property is not consummated in accordance with this Agreement, regardless of the reason or the Party at fault, Purchaser shall immediately re-deliver to Seller all copies of the Property Information, whether such copies were actually delivered by Seller or are duplicate copies made by Purchaser or Purchaser's agents, subject to Purchaser's compliance with law and Purchaser's existing electronic document retention policies. Purchaser's obligation to deliver to Seller all copies of the Property Information shall survive the termination of this Agreement.

6.3Title. Prior to expiration of the Inspection Period, Purchaser shall obtain, at Purchaser's expense, a written commitment for issuance of a title insurance policy by a company selected by Purchaser ("Purchaser's Title Commitment"). In the event Purchaser's Title Commitment discloses title defects or any other matter concerning the Property to which Purchaser objects, Purchaser shall deliver written notice thereof ("Purchaser's Title Objection Notice") to Seller prior to expiration of the Inspection Period. Seller shall have five (5) business days after the date of receipt of such notice in which to deliver a written notice to Purchaser ("Seller's Title Response Notice") indicating whether Seller will undertake to cure the title defects and other matters identified in Purchaser's Title Objection Notice prior to Closing. If Seller fails to deliver a Seller's Title Response Notice within the required time frame, or delivers a notice indicating that it is unable or unwilling to cure or eliminate one or more of such defects or objections prior to Closing, Purchaser shall have the right, at its sole option, to (i) terminate this Agreement, whereupon Seller shall return the Earnest Money to Purchaser as provided herein and the Parties shall thereupon be released from any further liability or obligation hereunder, except those that are expressly stated to survive termination of this Agreement; or (ii) waive such objection or defects and proceed to Closing as otherwise required herein. As used in this Agreement, the term "Permitted Exceptions" shall mean (i) the lien for real estate taxes or other governmental assessments not yet due and payable as of the date of Closing; and (ii) matters listed in Purchaser's Title Commitment as either exceptions or exclusions to which Purchaser does not raise an objection as provided above, or, having objected, Purchaser waives in accordance with the provisions of this Section. The foregoing notwithstanding, Purchaser shall have the right to object at any time to any encumbrance on title or lien that attaches to the Property without its written consent subsequent to providing Purchaser's Title Objection Notice (each an "Unpermitted Encumbrance"). In the event Purchaser objects to an Unpermitted Encumbrance and Seller is unable, unwilling or fails to cure or eliminate an Unpermitted Encumbrance to Purchaser's satisfaction prior to Closing, Purchaser shall have the right, at its sole option, to (i) terminate this Agreement, whereupon Seller shall return the Earnest Money to Purchaser as provided herein and the Parties shall thereupon be released from any further liability or obligation hereunder, except those that are expressly stated to survive termination of this Agreement; or (ii) waive such objection or defects and proceed to Closing as

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otherwise required herein. Seller will not knowingly create any Unpermitted Encumbrance after the Effective Date.

6.4Survey. Purchaser shall engage the services of a surveyor to prepare a survey (the "Survey") of the Property and shall be solely responsible for all costs associated with such surveying services. Prior to Closing, Seller agrees to execute a subdivision plat reasonably acceptable to Seller that divides the Property and an adjacent tract of twenty-five (25) acres (the "Seller's Retained Parcel") from a larger tract that contains a total of approximately one thousand (1,000) acres.

6.5Entitlements.

6.5.1Purchaser Responsibility. Purchaser shall have the right, but not the obligation, to apply for and pursue all Entitlements or other third party approvals on such terms and conditions that are acceptable to Purchaser. The pursuit of any such approvals and the preparation of any materials necessary therefor shall be at the sole cost and expense of Purchaser without reimbursement from Seller. Purchaser shall notify Seller in writing of the Entitlement Date within five (5) business days after receipt of the Entitlements.

6.5.2Inspection Period Extension. If Purchaser determines that additional time is needed to obtain its Entitlements or to conduct further due diligence investigations, Purchaser shall have the option to extend the Inspection Period for one (1) additional period of sixty (60) days ("Inspection Period Extension"). In order to exercise its option to extend the Inspection Period, Purchaser shall furnish written notice of its exercise of the Inspection Period Extension to Seller on or before the expiration of the Inspection Period and thereafter the Initial Earnest Money shall become non-refundable (except in the event of a Seller Default) but otherwise applied to the Purchase Price.

6.5.3Seller Cooperation. Subject to the conditions and limitations set forth herein, Seller shall cooperate with and assist Purchaser in obtaining the Entitlements or other third party approvals; provided that Seller shall not be required to incur any out of pocket cost or expense in connection with any such cooperation or assistance. The form of the cooperation and assistance offered by Seller shall generally be limited to (i) meeting with City staff or attending such other public meetings as reasonably necessary; (ii) executing, upon reasonable request, in its capacity as owner of the Property zoning applications and documents of a similar nature reasonably acceptable to Seller; and (iii) providing such other cooperative assistance as Seller may determine in its reasonable discretion to be necessary to aid Purchaser in obtaining the Entitlements or other third party approvals. Seller agrees that Purchaser shall be permitted to rezone the Property to a general use district. In the event that Purchaser elects to rezone the Property to a conditional use district, Seller shall seek the approval of the Council of State if necessary as soon as reasonably practicable; provided that Seller reserves the right to condition any such Council of State approval to be effective only upon conveyance of the Property to Purchaser and to indicate such proviso on any rezoning application signed by Seller.

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7.Contingencies.

7.1Seller's Conditions Precedent. The obligation of Seller to proceed to Closing is subject to the satisfaction of each of the following conditions (collectively, the "Seller's Conditions Precedent"):

7.1.1All of Purchaser’s representations contained herein shall be true and correct in all material respects as of the Effective Date and as of the Closing Date.

7.1.2All State Approvals shall have been received.

7.1.3A properly executed, final subdivision plat approved by the City, signed and sealed by the surveyor selected by Purchaser, and in recordable form reasonably acceptable to Seller, shall have been prepared and delivered to Seller and Purchaser.

7.1.4Purchaser shall have delivered the Purchaser's Closing Documents.

7.2 Failure to Satisfy Seller's Conditions. If any of the Seller's Conditions Precedent are not satisfied as of the Closing Date, Seller shall have the right to (a) terminate this Agreement upon written notice to Purchaser and receive the return of the Earnest Money and thereafter the Parties shall thereupon be released from any further liability or obligation hereunder, except those that are expressly stated to survive termination of this Agreement; or (b) waive the condition and proceed to Closing.

7.3Purchaser's Conditions Precedent. The obligation of Purchaser to proceed to Closing is subject to the satisfaction of each of the following conditions (collectively, the "Purchaser's Conditions Precedent"):

7.3.1All of Seller's representations contained herein shall be true and correct in all material respects as of the Effective Date and as of the Closing Date.

7.3.2There shall have been no Unpermitted Encumbrance that attaches to the Property after the expiration of the Inspection Period.

7.3.3All State Approvals shall have been received.

7.3.4A properly executed, final subdivision plat approved by the City, signed and sealed by the surveyor selected by Purchaser, and in recordable form reasonably acceptable to Seller, shall have been prepared and delivered to Seller and Purchaser.

7.3.5Seller shall have delivered the Seller's Closing Documents.

7.3.6All of the Entitlements have been obtained by Purchaser for the Development.

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7.4Failure to Satisfy Purchaser's Conditions. If any of the Purchaser's Conditions Precedent are not satisfied as of the Closing Date, Purchaser shall have the right to(a) terminate this Agreement upon written notice to Seller and receive a full refund of the Earnest Money and thereafter the Parties shall thereupon be released from any further liability or obligation hereunder, except those that are expressly stated to survive termination of this Agreement; or (b) waive the condition and proceed to Closing.

8.Closing. The Closing of the purchase and sale of the Property shall be held at the offices of the Closing Attorney or ·agent selected by Purchaser, or at such other place as shall be mutually agreed upon between the Parties, and shall take place thirty (30) days after the later to occur of(i) the end of the Inspection Period, or (ii) the Entitlement Date (the "Closing Date"), but in no event later than the Outside Date. Notwithstanding the foregoing, Purchaser, in its sole discretion, may elect to move the Closing to a date earlier than the Closing Date specified above by providing Seller with prior written notice of its election at least fifteen (15) days prior to the new date of Closing. In lieu of an in person settlement, the Parties may elect to accomplish settlement via an exchange of documents by United States mail or reputable courier or overnight delivery service.

8.1Outside Date. Notwithstanding any other provision in the Agreement to the contrary, if Closing has not occurred on or before the Outside Date, and such failure is not the result of failure by either Party to satisfy its obligations hereunder, either Purchaser or Seller may, by written notice to the other Party, terminate this Agreement, whereupon Purchaser shall receive a full refund of the Earnest Money and the Parties shall thereupon be released from any further liability or obligation hereunder, except those that are expressly stated to survive termination of this Agreement.

8.2Closing Documents. At Closing, Seller shall deliver to Purchaser (i) a non-warranty deed for the Property, subject to the Permitted Exceptions, (ii) the Lease, (iii) the Detention Pond Easement, (iv) the Restrictive Covenants, and (v) a closing statement (collectively, the "Seller's Closing Documents"). At Closing, Purchaser shall deliver to Seller (i) the Lease, and (ii) the closing statement (collectively, the "Purchaser's Closing Documents")

8.3Costs of Closing. Seller shall pay for preparation of the non-warranty deed and Seller's attorneys' fees. Purchaser shall pay for all other closing costs, including recording fees, expenses associated with the examination of title, title insurance premium and Purchaser's attorneys' fees.

8.4Prorations and Adjustments to Purchase Price. The following prorations and adjustments (all with respect to the cash portion of the Purchase Price) shall be made between Purchaser and Seller at Closing, or thereafter if Purchaser and Seller shall agree:

8.4.1 At Closing Purchaser shall pay to Seller for the Property the Purchase Price, less the Earnest Money Credit, in immediately available funds.

8.4.2 The Seller is exempt from paying property taxes on the Property. As such, there are no current or past ad valorem taxes due for the Property and there will be no proration of ad valorem taxes at Closing.

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8.4.3 Pursuant to NCGS § 105-228.28, the conveyance of the Property to Purchaser is not subject to the payment of excise tax.

9.Possession. Possession of the Property shall be delivered to Purchaser on the Closing Date free and clear of all leases, licenses or rights of possession of third parties.

10.Broker.

10.1Seller Representation. Seller represents that it has not been represented by a real estate broker or agent in this transaction.

10.2Purchaser Representation. Purchaser represents and warrants that it has not been represented by a real estate broker or agent in this transaction (other than Davis Moore Advisors which is not due a real estate commission for this transaction) and that it will hold Seller harmless from and against any and all liabilities, losses, costs, damages and expenses, including reasonable attorneys' fees and costs of litigation, Seller may suffer or incur because of any claim any real estate broker or agent, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Property contemplated hereby, and arising out of any acts or agreements of Purchaser.

10.3Survival. This Section shall survive the Closing or any termination of this Agreement.
11. Default
11.1 Purchaser's Default. If the purchase and sale of the Property contemplated hereby is not consummated in accordance with the terms and provisions of this Agreement due to circumstances or conditions which constitute a default by Purchaser under this Agreement, the Earnest Money shall be retained by Seller as Seller's full liquidated damages for such default. The Parties acknowledge that Seller's actual damages in the event of a default by Purchaser will be difficult to ascertain, that such liquidated damages represent the Parties' best estimate of such damages, and that Seller and Purchaser believe such liquidated damages are a reasonable estimate of such damages. The Parties expressly acknowledge that the foregoing liquidated damages are intended not as a penalty, but as full liquidated damages, in the event of a default. Such liquidated damages shall be the sole and exclusive remedy of Seller by reason of a default by Purchaser, and Seller hereby waives and releases any right to sue Purchaser for specific performance of this Agreement or to prove that Seller's actual damages exceed the amount which is herein provided to Seller as full liquidated damages; provided, however, that the foregoing liquidated damages shall not apply to any duty, obligation, liability or responsibility which Purchaser may have under the indemnification provisions of Section 6.1.2 of this Agreement, as to which Seller shall have all rights and remedies provided for or allowed by law or in equity.

11.2 Seller’s Default. If the purchase and sale of the Property contemplated hereby is not consummated in accordance with the terms and provisions of this Agreement due to circumstances or conditions which constitute a default by Seller under this Agreement (a "Seller Default"), the Earnest Money shall be refunded to Purchaser upon request, and, provided Purchaser is not in default of its obligations under this Agreement, Purchaser may, as its sole and exclusive remedies, (i) sue Seller for specific performance of this Agreement if, and only if, Seller's default is a refusal by Seller to convey the Property to Purchaser as required by this Agreement; or (ii) terminate this Agreement, in which event all rights and obligations of the

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parties under this Agreement shall expire, and this Agreement shall become null and void provided that Purchaser shall retain the right to sue Seller to collect actual monetary damages; provided, however, that in the event that Purchaser elects to seek to recover damages from Seller on account of any default by Seller under this Agreement, Seller's liability to Purchaser for all damages, of any nature whatsoever, shall be subject to the availability of appropriated funds and shall not exceed $50,000.00, and Purchaser shall not claim, sue for or accept an award for more than the maximum amount of damages hereinabove set forth on account of or in connection with this Agreement or any default by Seller under this Agreement. Notwithstanding anything in this Agreement to the contrary, in no event shall Purchaser be entitled to recover speculative, special or punitive damages in connection with the breach of any obligation under this Agreement.

11.3 Notice and Cure Rights. There shall not be a default under this Agreement until the non-defaulting Party shall have given the defaulting Party written notice of such default, specifying in reasonable detail the nature of the default, and the defaulting Party shall have (i) ten (10) days in which to cure said default in the case of monetary defaults; and (ii) twenty (20) days in which to cure said default in the case of non monetary defaults.

11.4 Survival. The provisions of this Section 11 shall survive Closing and any termination of this Agreement.

12. Special Provisions

12.1 North Carolina State Fair Parking. Purchaser agrees to construct certain parking lots (the "Parking Lots") to accommodate approximately 4,550 cars for North Carolina State Fair parking ("State Fair Parking"). The improvements to the Parking Lots shall be made by Purchaser, at its sole cost and expense in accordance with plans and a schedule mutually agreed upon by the Parties, which plans will consider improved ingress and egress for a park and ride bus system, appropriate parking surfaces, proper erosion and drainage control, appropriate lighting, accommodations for restroom facilities, and Wi-Fi (the "Parking Improvements"). Seller and Purchaser shall enter into a short term lease (the "Lease") in the form attached as Exhibit B hereto and incorporated by reference, to allow Purchaser access to the land on which the Parking Lots are to be constructed. Once Purchaser has completed the Parking Improvements, the Lease shall automatically terminate and Seller shall thereafter own, maintain, and repair the Parking Improvements without contribution from the Purchaser and Purchaser shall have no further obligations to Seller with respect to State Fair Parking. Any Parking Improvements constructed on the property covered by the Lease shall be approved by the North Carolina State Construction Office. The Parties have agreed that the Parking Lots shall be located in the areas set forth on the parking plans attached as Exhibit C and Exhibit D hereto and incorporated by reference (the "Parking Plans"). During the Inspection Period, the Parties shall work together to finalize the Parking Plans, the specifications for the Parking Improvements, and the timing for the construction of the Parking Improvements. In the event that further due diligence investigation shows that an alternative site for a portion of the Parking Improvements would be beneficial to both Parties, then if both parties agree in their sole discretion, this Agreement may be amended to revise the Parking Plans to reflect such alternate site. The Parking Improvements located on Seller's Retained Parcel (Exhibit C) shall remain as a grass or turf surface. After the completion of the Parking Improvements, Seller must terminate any rights of third parties or State agencies to park vehicles on Seller's Retained Parcel and thereafter Seller shall only utilize Seller's Retained Parcel for the exclusive use of State Fair Parking during the eleven (11) day period in each October when the North Carolina State Fair is in operation (the "State Fair Period").

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Upon providing Purchaser with twenty (20) days' prior written notice, Seller may also use Seller's Retained Parcel for vehicular parking for the following special events at the State Fairgrounds: (i) Got to be NC Agricultural Festival, (ii) Southern Farm Show,
(iii) Dixie Deer Classic, (iv) Goodguys Car Show, (v) Greek Festival, and (vi) for other special events approved in advance by Purchaser. The foregoing restrictive covenants benefiting the Property shall be recorded as a separate document in the Wake County Register of Deeds at the Closing (the "Restrictive Covenants") and be binding upon and run with Seller's Retained Parcel; provided, however, Seller shall continue to have the right to access Seller's Retained Parcel for purposes of maintaining, repairing and restoring the Seller's Retained Parcel through access points to be mutually agreed upon by the Parties during the Inspection Period.
12.2 Covered Parking Deck. Purchaser's current plans for the Property include the construction of a covered parking deck facility by a third party developer (the "Covered Parking Deck"). If the Covered Parking Deck is constructed and all the parking spaces located in the Covered Parking Deck are exclusively leased to or otherwise controlled by Purchaser, Purchaser, in accordance with an agreement mutually acceptable to the Parties, shall make the parking spaces in the Covered Parking Deck available for State Far Parking during the State Fair Period as long as Purchaser has the exclusive use of the Covered Parking Deck.

12.3 Easement for Detention Pond. At Closing, Seller shall execute and deliver to the Purchaser a perpetual easement for ingress, egress and regress to Seller's Retained Parcel and to permit Purchaser to construct, maintain, repair and replace detention ponds on Seller's Retained Parcel substantially in the form of Easement Agreement attached hereto as Exhibit E and incorporated by reference (the "Detention Pond Easement").

13.General Provisions.

13.1 Assignment. Except as provided below, this Agreement may not be assigned by Purchaser, in whole or in part, without the prior written consent of Seller, and any such assignment without the consent of Seller shall be null and void and of no force or effect. Notwithstanding anything to the contrary, Purchaser may assign its right to purchase all or any portion of the Property to any subsidiary or affiliate of Purchaser; provided that any such assignment to an entity related to or controlled by Purchaser is subject to receipt of all necessary State Approvals. Subject to the foregoing, this Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, Purchaser and Seller and their respective successors and permitted assigns. No assignment shall relieve Purchaser of liability for the performance of Purchaser's duties and obligations under this Agreement.

13.2 Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of North Carolina, without regard to conflict of laws principles.

13.3 Entire Agreement; Modification. This Agreement supersedes all prior discussions and agreements among Seller and Purchaser with respect to the purchase and sale of the Property and other matters contained herein, and this Agreement contains the sole and entire understanding among Seller and Purchaser with respect thereto.

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This Agreement shall not be modified or amended except by an instrument in writing executed by or on behalf of Seller and Purchaser.

13.4 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

13.5 Exhibits. Each and every exhibit referred to or otherwise mentioned in this Agreement is attached to this Agreement and is and shall be construed to be made a part of this Agreement by such reference or other mention at each point at which such reference or other mention occurs, in the same manner and with the same effect as if each exhibit were set forth in full and at length every time it is referred to or otherwise mentioned.

13.6 Headings. The use of headings, captions and numbers in this Agreement is solely for the convenience of identifying and indexing the various provisions in this Agreement and shall in no event be considered otherwise in construing or interpreting any provision in this Agreement.

13.7 Pronouns. Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural.

13.8 Counsel. Each Party warrants and represents that each Party has been afforded the opportunity to be represented by counsel of its choice in connection with the execution of this Agreement and has had ample opportunity to read, review, and understand the provisions of this Agreement.

13.9 No Construction Against Preparer. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any Party by any court or other governmental or judicial authority by reason of such Party's having or being deemed to have prepared or imposed such provision.

13.10 Attorney's Fees. Each Party shall bear its own costs, attorney's fees, and other expenses incurred in connection with any breach, the enforcement of any right or the occurrence of any default under this Agreement.

13.11 No Lien. This Agreement is not and shall not be deemed or considered to convey or be an interest in or lien against the Property.

13.12 Non-Waiver. Any failure or delay of Purchaser or Seller to enforce any term, covenant or condition of this Agreement shall not constitute a waiver of such term, covenant or condition, it being explicitly agreed that such a waiver must be in writing and given pursuant to the notice provisions of this Agreement. Any such waiver by Purchaser or Seller shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained.

13.13 Severability. If any of the provisions of this Agreement shall be declared invalid or unenforceable by laws applicable thereto, or unenforceable as to certain Parties,

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then the performance of said provision shall be excused by the Parties hereto and the remaining provisions of this Agreement shall remain in full force and effect.

13.14 Rights Cumulative. All rights, remedies, powers and privileges conferred under this Agreement on the Parties shall be cumulative of and in addition to, but not restrictive of or in lieu of, those conferred by law.

13.15 No Recording. In no event shall this Agreement or any memorandum hereof be recorded by Purchaser in any public records without the written consent of Seller, and any such recordation or attempted recordation shall constitute a breach of this Agreement by Purchaser.

13.16 Time of Essence; Dates. Time is of the essence of this Agreement. Anywhere a day certain is stated for payment or for performance of any obligation, the day certain go stated enters into and becomes a part of the consideration for this Agreement. If any date set forth in this Agreement shall fall on, or any time period set forth in this Agreement shall expire on, a day which is a Saturday, Sunday, federal or state holiday, or other non-business day, such date shall automatically be extended to, and the expiration of such time period shall automatically to be extended to, the next day which is not a Saturday, Sunday, federal or state holiday or other non-business day. The final day of any time period under this Agreement or any deadline under this Agreement shall be the specified day or date, and shall include the period of time through and including such specified day or date.

13.17 Facsimile as Writing. The Parties expressly acknowledge and agree that, notwithstanding any statutory or decisional law to the contrary, the printed product of a facsimile transmittal shall be deemed to be "written" and a "writing" for all purposes of this Agreement.

13.18 Notices. Whenever any notice, demand or request is required or permitted under this Agreement, such notice, demand or request shall be in writing and shall be delivered by hand, be sent by registered or certified mail, postage prepaid, return receipt requested, or be sent by nationally recognized commercial courier for next business day delivery, to the addresses set forth below, or to such other addresses as are specified by written notice given in accordance herewith, or shall be transmitted by facsimile to the number for each Party set forth below, or to such other numbers as are specified by written notice given in accordance herewith. All notices, demands or requests delivered by hand shall be deemed given upon the date so delivered; those given by mailing as hereinabove provided shall be deemed given on the date of deposit in the United States Mail; those given by commercial courier as hereinabove provided shall be deemed given on the date of deposit with the commercial courier; and those given by facsimile shall be deemed given on the date of facsimile transmittal. Nonetheless, the time period, if any, in which a response to any notice, demand or request must be given shall commence to run from the date of receipt of the notice, demand or request by the addressee thereof. Any notice, demand or request not received because of changed address or facsimile number of which no notice was given as hereinabove provided or because of refusal to accept delivery shall be deemed received by the Party to whom addressed on the date of hand delivery, on the date of facsimile transmittal, on the

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first calendar day after deposit with commercial courier, or on the third calendar day following deposit in the United States Mail, as the case may be. If written notice is given in any manner set forth above, nothing herein shall be construed as to preclude the provision of duplicate written notice to any Party by electronic mail at the address specified for each Party below. All notices, demands, requests and other communications required or permitted to be given hereunder shall be addressed to the Parties as follows:

If to Purchaser:   Bandwidth Inc.
Venture Center III
900 Main Campus Drive
Raleigh, North Carolina 27606
Attn: W. Chris Matton
Email: cmatton@bandwidth.com

w/copy to   Kilpatrick Townsend & Stockton LLP
4208 Six Forks Road, Suite 1400
Raleigh, North Carolina 27609
Attn: David R. Fricke Tel: (919) 420-1753
Fax: (919) 510-6124
Email: dfricke@kilpatricktownsend.com

If to Seller:   c/o State Property Office
116 West Jones Street, Room 4055
Raleigh, North Carolina 27603
Attn: Mike Moser
Tel: (984) 236-0292
Email: mike.moser@doa.nc.gov

w/copy to   North Carolina Department of Justice
Attn: G. Mark Teague
Raleigh, North Carolina 27602
Tel: (919) 733-7408
Fax: (919) 733-2947
Email: gteague@ncdoj.gov

If to Escrow Agent:  Standard Title Company
1330 St. Mary's Street, Suite 140
Raleigh, North Carolina 27605
Attn: Grayson G. Russell
Tel: (919) 439-3909
Email: grayson@standardtitlecompany.com

14.Escrow Money Provisions.

14.1 Investment and Use of Funds. The Escrow Agent shall not be required to invest the Earnest Money. If the Closing under this Agreement occurs, the Escrow Agent shall apply the Earnest Money against the Purchase Price due Seller at Closing. Any interest earned on the Earnest Money shall become part of the Earnest Money.

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14.2 Interpleader. Seller and Purchaser mutually agree that in the event of any controversy regarding the Earnest Money, unless mutual written instructions are received by the Escrow Agent directing the Earnest Money's disposition, the Escrow Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Escrow Agent's option, the Escrow Agent may interplead all parties and deposit the Earnest Money into the registry of the applicable court having jurisdiction, in which event the Escrow Agent may recover all of its court costs and reasonable and actual attorneys' fees. Seller or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and reasonable fees of the Escrow Agent as the court may award.

14.3 Liability of Escrow Agent. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Purchaser resulting from the Escrow Agent's mistake of law respecting the Escrow Agent's scope or nature of its duties.

[signatures begin on following page]

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties, in duplicate originals, as of the dates set forth below,

PURCHASER:

BANDWIDTH, INC.,
A Delaware corporation

By: /s/ David A. Morken
Name: David A. Morken
Title: Chief Executive Officer
Date: June 15, 2020

STATE OF NORTH CAROLINA

COUNTY OF WAKE
I, Shaun D. Hopson, a Notary Public in and for the County and State aforesaid do hereby certify that David A. Morken, CEO (title) for Bandwidth Inc., a Delaware corporation, personally came before me this day and acknowledged the due execution of the foregoing instrument on the behalf of the company.

IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal, this the 15th day of June, 2020.

/s/ Shaun D. Hopson
Notary Public
My Commission Expires: 5-2-2023  Print Name: Shaun D. Hopson

16573214V.12

SELLER:

STATE OF NORTH CAROLINA
North Carolina Department of Administration

By: /s/ Tim Walton
Name: Tim Walton, Director
Title: State Property Office
Date: June 12, 2020

STATE OF NORTH CAROLINA

COUNTY OF WAKE
I, R. Michael Moser, a Notary Public in and for the County and State aforesaid do hereby certify that Tim Walton, Director (title) for State Property Office, a North Carolina State Agency, personally came before me this day and acknowledged the due execution of the foregoing instrument on the behalf of the company.

IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal, this the 12th day of June, 2020.

/s/ R. Michael Moser
Notary Public
My Commission Expires: 9/30/22  Print Name: R. Michael Moser

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Escrow Agent has executed this Agreement in order to confirm that the Escrow Agent shall hold the Earnest Money in escrow and shall disburse the Earnest Money pursuant to the terms of the Agreement.

ESCROW AGENT:

STANDARD TITLE COMPANY

By: /s/ Daniel C. Gunter III
Name: Daniel C. Gunter III
Title: President
Date: June 17, 2020

STATE OF NORTH CAROLINA

COUNTY OF WAKE

I, James R. Rogers IV, a Notary Public in and for the County and State aforesaid do hereby certify that Daniel C. Gunter, President (title) for Standard Title, a North Carolina LLC, personally came before me this day and acknowledged the due execution of the foregoing instrument on the behalf of the company.

IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal, this the 17th day of June, 2020.

/s/ James R. Rogers IV
Notary Public
My Commission Expires: 2/12/2023 Print Name: James R. Rogers IV

16573214V.12

[exhibits begin on following page]

16573214V.12

EXHIBIT A

Legal Description

GENERAL NOTES

Q

McADAMS

PROJECT ATHENS
EXEMPT SUBDIVISION PLAT
EDWARDS MILL ROAD & REEDY CREEK ROAD
WAKE COUNTY, NORTH CAROLINA

1-2

McADAMS

PROJECT ATHENS
EXEMPT SUBDIVISION PLAT
EDWARDS MILL ROAD & REEDY CREEK ROAD

2-2

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EXHIBIT B

Lease Form

16573214V.12

Lease Form

STATE OF NORTH CAROLINA
COUNTY OF WAKE   GROUND LEASE AGREEMENT

THIS GROUND LEASE AGREEMENT ("Lease"), made and entered into as of the last date set forth in the notary acknowledgments below by and between the STATE OF NORTH CAROLINA, a body politic and corporate ("Lessor") and BANDWIDTH INC., a Delaware corporation ("Lessee"). Lessor and Lessee are at times collectively referred to hereinafter as the "Parties" or individually as the "Party."

WITNESSETH:

THAT, WHEREAS, Lessor and Lessee have entered into that certain Purchase and Sale Agreement dated June , 2020 (the "Agreement"), pursuant to Section 12 of which the Parties agreed to enter into this Lease for the purpose of allowing Lessee to construct Parking Improvements on the Leased Premises (as said terms are defined in the Agreement and below); and

WHEREAS, the North Carolina Department of Agriculture and Consumer Services (sometimes referred to herein as "DACS") has authorized and approved the execution of this Lease for the purposes herein specified; and

WHEREAS, the execution of this Lease for and on behalf of Lessor has been duly approved by the Governor and Council of State at a meeting held in Raleigh, North Carolina on the 7th day of April 2020; and

WHEREAS, the Parties have mutually agreed to the terms of this Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the Leased Premises, as described herein, the purchase and sale of the Property pursuant to the Agreement, and the promises and covenants contained in the terms and conditions hereinafter set forth, Lessor does hereby rent, lease and demise unto Lessee, for and during the term and under the terms and conditions hereinafter set fo1ih, the Leased Premises, with all rights, privileges and appurtenances thereto belonging.

1.LEASED PREMISES. The "Leased Premises" means collectively (a) that certain portion of the ±25 acre parcel of land ("Leased Parcel A") identified in the Agreement as the Seller's Retained Parcel containing ______ square feet or ________ acres, more or less, and (b) that certain portion of a ±36.5 acre parcel of land located at the northeast quadrant of Reedy Creek Road and Edwards Mills Road (Leased Parcel B”) containing _______ square feet or _______ acres, more or less, as shown and more particularly described on Schedule I, attached hereto and incorporated herein by this reference.

2.TERM. This Lease shall commence at such date and time as Lessee closes on the sale of Property in accordance with the Agreement (the "Commencement Date"), and shall terminate

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on the date that is the earlier of (a) _________ (___) months following the Commencement Date or (b) the Completion Date, as defined in Section 7, unless sooner terminated as provided herein, but in no event shall the termination date be later than ______________, 202_ (the "Outside Completion Date") unless a later date is approved in writing by the Parties. The period of time between the Commencement Date and the date that this Lease terminates is hereinafter referred to as the "Term."

3.Rent. Lessee shall pay to Lessor as rental for the Leased Premises the sum of One Dollar ($1.00) for the term, which sum shall be paid upon execution of this Lease.

4.Use of Leased Premises. The Leased Premises shall be used by Lessee for the development and construction of a vehicular parking area (the "Project") to accommodate approximately 4,550 single passenger vehicles, with improvements that include ingress and egress for a park and ride bus system, pervious parking surfaces, erosion and drainage control facilities, lighting, restrooms, Wi-Fi stations and such other amenities, improvements and fixtures related thereto as more particularly described in the Final Plans referenced in Section 5 below (all such structures, amenities, improvements and fixtures to be constructed or installed on the Leased Premises as part of the Project are collectively referred to hereinafter as the "Parking Improvements"). The Parking Improvements shall be constructed or installed on the Leased Premises at Lessee's sole cost and expense. Once constructed, the Project is intended to provide vehicular parking and amenities related thereto for events held on the grounds of the North Carolina State Fair.

5.Conditions Precedent to Construction of Parking Improvements. Before construction of the Parking Improvements are commenced on the Leased Premises, and before any building materials have been delivered to the Leased Premises by Lessee or under Lessee's authority, Lessee shall comply with all the following conditions or procure Lessor's written waiver of any of the following conditions:

5.1Preliminary Construction Plans. Deliver to the State Construction Office, a division of the North Carolina Department of Administration, for its review and approval five (5) full sets of preliminary construction plans prepared by an engineer licensed to practice in North Carolina (the "Preliminary Construction Plans"). Simultaneously, Lessee shall also deliver to DACS for its review and approval at least one (1) full set of the Preliminary Construction Plans. The Preliminary Construction Plans shall include specifications of the Parking Improvements and shall also include, as applicable and without limitation, results of soil tests and design plans for grading, drainage, utility connections, sewer connections, water connections, ingress and egress throughways, curb and gutter locations, lighting, signage and landscaping. The Preliminary Construction Plans shall be of sufficient detail to allow the State Construction Office to make informed judgments about the design and quality of construction, about any effect on the reversion of the Leased Premises to Lessor upon completion of construction and termination of this Lease and about the impact the construction and installation of the Parking Improvements on the Leased Premises will have on adjacent land owned by Lessor. Approval or disapproval of the Preliminary Construction Plans shall be communicated in the manner provided for notices, and disapproval shall be accompanied by specification of the grounds for disapproval. Following Lessor's first or any subsequent disapproval, Lessee shall submit revised Preliminary Construction Plans to the State Construction Office and a copy to DACS.

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5.2Final Plans. Prepare and submit to the State Construction Office and DACS for their review and approval, which approval shall not be unreasonably withheld or delayed, construction plans ("Final Plans") substantially conforming to the Preliminary Construction Plans previously approved by the State Construction Office. Upon approval of the Final Plans by the State Construction Office and DACS, the Final Plans shall be attached hereto and incorporated herein as Schedule II.

5.3Contract. Furnish to Lessor a true copy of Lessee's contract with the general contractor. Such general contractor shall be licensed to do business in the State of North Carolina. Additionally, the construction contract between Lessee and the general contractor shall include language satisfactory to Lessor in its reasonable discretion, which establishes Lessor as an intended third-party beneficiary to such construction contract, the intent of which shall be to afford Lessor the right to pursue direct claims against such general contractor for any breach of the construction contract. In addition, the insurance requirements applicable to the general contractor under such construction contract (including, without limitation, the kinds of insurance required, applicable coverage limits and the identity of any additional insured's thereunder) shall be subject to the review and approval of Lessor in its reasonable discretion.

5.4Completion Bond. Unless a payment and performance bond is provided in accordance with Section 5.5, Lessee shall deliver to Lessor a contractor's completion bond (the completion bond or alternatively, the payment and performance bond required in this Lease are referred to as the "Bond") of a surety company licensed to do business in the State of North Carolina, running to Lessor as obligee conditioned on the completion of the Parking Improvements in accordance with the Final Plans and the provisions of this Lease, free and clear of all mechanics' or other liens and free and clear of all financing statements under the Uniform Commercial Code. This bond shall be in an amount and in a form and written by a company approved by Lessor, which approval Lessor shall not unreasonably withhold.

5.5Payment and Performance Bond. In lieu of a completion bond, Lessee may deliver to Lessor a payment and performance bond of a surety company as described hereinabove, running to Lessor. The payment and performance bond must be in the amount of the entire cost of construction of the Parking Improvements in accordance with the Final Plans as approved by Lessor as such cost of construction is stipulated in the construction contract between Lessee and its general contractor, and must guarantee the full performance of the contract for the construction of the Parking Improvements in accordance with the Final Plans as approved by Lessor.

5.6 Insurance. Lessee shall furnish to Lessor the insurance set forth in Section 14.

5.7 Sediment and Erosion Control Plan. If applicable, Lessee shall have received Sediment and Erosion Control Plan approval for construction of the Parking Improvements from the North Carolina Department of Environmental Quality.

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5.8 Environmental Assessment. If applicable, DACS shall have received approval of the Environmental Assessment/Finding of No Significant Impact for the Leased Premises (including stream delineation) through the State Clearinghouse as provided under the North Carolina Environmental Policy Act. The Environmental Assessment shall be prepared by Lessee in accordance with the requirements of DACS at Lessee's sole cost and expense and submitted by DACS to the State Clearinghouse for approval as provided in this Section 5.8.

6.Plan Review. Lessor's review and approval of Preliminary Construction Plans, the Final Plans or any other plans or specifications related to the construction and installation of the Parking Improvements is solely for Lessor's own purposes and Lessor does not make any warranty concerning the appropriateness of any such plans or specifications for any other purpose.

7.Construction Commencement and Completion. Construction of the Project shall commence and be completed within a consecutive eleven month period extending between November 1 and September 30. Lessee shall be required to commence its construction of the Project within sixty (60) days after approval of the Final Plans or sixty (60) days after execution of this Lease, whichever is later; provided that in no event shall construction of the Project commence during the month of October when the annual North Carolina State Fair is held (the sixty (60) day construction commencement requirement shall abate during the month of October). Construction of the Project shall be deemed to have commenced when Lessee begins site grading or site preparation. Acceptance of the Project at completion will be subject to a final inspection by the State Construction Office, which shall include testing of all life safety issues. As used in this Lease, completion of construction of the Parking Improvements shall be deemed to have occurred when Lessee has obtained a letter of acceptance for the Project from the State Construction Office and written acknowledgment from DACS (the date of such letter of acceptance from the State Construction Office and written acknowledgement from DACS being referred to herein as the "Completion Date"). Upon the Completion Date, the Project and the Parking Improvements shall become the property of Lessor and Lessor shall thereafter own, maintain and repair the Parking Improvements without contribution from Lessee and Lessee shall have no further obligations to Lessor with respect to the State Fair Parking. Lessee shall provide DACS with as-built drawings of the Parking Improvements and any manufactures' warranties within ninety (90) days of the Completion Date.

8.Conduct of Construction. After construction of the Project is commenced, the same shall be prosecuted diligently, in accordance with the Final Plans, in good workmanlike manner and in compliance with all applicable laws and regulations of all relevant governmental bodies and pursuant to the conditions of the governmental approvals. Lessee shall be responsible for coordinating the work schedule for construction of the Project with Lessor. The Parking Improvements shall be constructed within the bounds of the Leased Premises; provided that required work beyond the Leased Premises for utilities or access shall not be considered a violation of this provision. Unless DACS has

16573214V.12

given its prior written consent, Lessee will not store construction equipment or materials on property adjacent to the Leased Premises and will not permit construction workers, whether employees or agents of Lessee or its contractors or subcontractors, to park in unauthorized areas. If so required by Lessor, Lessee shall take reasonable measures during construction to prevent debris and other hazards from entering onto adjacent property. Lessor, through DACS and the State Construction Office, reserves the right to inspect construction of the Parking Improvements while in progress to assure conformity with the Final Plans. During the Term, Lessee shall be responsible for the Leased Premises and, except as provided herein, Lessor shall have no liabilities, obligations or responsibilities whatsoever with respect to the Leased Premises or with respect to any plans or specifications submitted to Lessor pursuant to this Lease.

9.Liens. Lessee agrees to pay all lawful claims associated with the construction of the Parking Improvements on a timely basis and shall indemnify, defend and hold harmless Lessor for all claims by third parties and contractors arising out of the construction of the Parking Improvements. Lessee shall not encumber the Leased Premises with any mortgages or permit any mechanic's, materialman's, contractor's, subcontractor's or other similar lien arising from any work of improvement performed by or on behalf of Lessee, however it may arise, to stand against the Leased Premises. In the event the Leased Premises are encumbered by any such lien, Lessee may in good faith contest the claim underlying such lien, so long as Lessee immediately bonds or otherwise discharges the lien.

10.Compliance. Lessee agrees to comply, at Lessee's sole cost and expense, with all governmental laws, rules, ordinances and regulations applicable to the Leased Premises or Lessee's use and occupancy thereof.

11.Prohibited Activities. Lessee shall not knowingly allow the Leased Premises or any portion thereof to be used (i) for any unlawful purpose; (ii) for any purpose that promotes acts of moral turpitude; (iii) in any manner that would bring Lessor into disrepute; (iv) in a manner that is in violation of public policy; or (v) in a manner detrimental to the legitimate interests of Lessor.

12.Waste. Lessee shall not use the Leased Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance beyond the normal construction activities contemplated herein.

13.Indemnification of Lessor. During the Term, Lessee agrees to release, discharge, indemnify and hold harmless Lessor, its successors and assigns, from and against all loss, costs, expense, liability, claims and actions, whatsoever, in connection with injury to or death of any person or persons, or loss of or damage to property caused by or in any way connected with or arising out of this Lease and use of the Leased Premises by Lessee, and Lessee's assigns, employees, agents and contractors, except for any injury, death, loss or damage caused by the negligent acts or omission of Lessor or its employees, agents and contractors.

14.Insurance. During the Term, Lessee, at its sole cost and expense, shall procure and keep in full force and affect the following types of insurance, with such term and limits as follows:

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14.1 Public Liability Insurance. Lessee shall maintain, or cause to be maintained, in full force and effect and at its own expense, during the Term commercial general public liability insurance covering bodily injury and property damage liability with a combined, single limit of not less than $5,000,000 coverage as protection against liability claims occurring on or about the Leased Premises or growing out of the use and occupancy of the Leased Premises. Lessor shall be named as additional insured on said policy.

14.2 Fire and Extended Coverage Insurance. Fire and extended coverage insurance shall be maintained by Lessee covering all Parking Improvements and, as applicable, all of the Lessee's merchandise, equipment, trade fixtures and personal property located on or upon the Leased Premises, in an amount not less than the full replacement cost without deduction for depreciation from time to time during the Term, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (at risk), boiler, flood, vandalism, glass breakage, and sprinkler leakage.

14.3 Flood Insurance. In the event that the Leased Premises are located within a 100 or 500 year flood plain as determined by National Flood Insurance and FEMA requirements, Lessee will insure all Parking Improvements (including Parking Improvements in course of construction), against direct physical loss from flood and earth movement in amounts as are reasonably adequate to protect the interests of Lessee and Lessor, but not in any event to be less than twenty-five percent (25%) of the total estimated replacement cost of all insured Parking Improvements.

14.4 Reconstruction in the Event of Casualty. Unless otherwise approved in writing by Lessor, in case of loss or damage to the Parking Improvements, all proceeds of any applicable insurance shall be used with all reasonable speed by Lessee for the reconstruction, repair or replacement of the Parking Improvements in a good and workmanlike manner in substantial conformance with the Final Plans, or such modified plan conforming to laws and regulations then in effect as shall be first approved in writing by Lessor.

14.5 Insurance During Construction.
(a)Contractor's Commercial General Liability and Business Automobile Liability Insurance. Lessee will procure and maintain, and/or will require each contractor entering into a contract for the construction of the Parking Improvements to procure and maintain, a form (i) commercial general public liability and property damage insurance, at its own cost and expense, during the duration of such contractor's contract, in the amount of at least $1,000,000.00 bodily injury and property damage liability combined single limit each occurrence/annual aggregate (such insurance shall provide protection from claims for bodily injury, including death, property damage and contractual liability, products/completed operations, third party property damage and XCU (explosion, collapse and underground property damage), where applicable, and (ii) business automobile liability insurance on owned, hired and non-owned vehicles for limits not less than $1,000,000.00 each accident, bodily injury and property damage liability. Such policies shall include Lessee and Lessor as

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additional insureds, and shall include a provision prohibiting cancellation or termination without thirty (30) days' prior notice (ten (10) days' notice shall apply to non-payment). A certificate evidencing such coverage shall be provided to Lessee and Lessor with respect to each contractor entering into a contract for the construction of the Parking Improvements.
(b)Contractor's Workers Compensation Insurance. Lessee will procure and maintain, and/or will require each contractor entering into a contract for the construction of the Parking Improvements to procure and maintain, statutory worker's compensation and employer's liability insurance during the term of its contract, covering its employees working thereunder. Employer's liability insurance shall be written with the following limits: (i) $1,000,000.00 each accident-bodily injury by disease, (ii) $1,000,000.00 policy limit-bodily injury by accident and (iii) $1,000,000.00 each disease-bodily injury by disease. Lower limits are satisfactory as long as $1,000,000.00 Umbrella Liability Policy is in effect. Such insurance, if issued by a private carrier, shall contain a provision prohibiting cancellation or termination with at least thirty (30) days' prior written notice to Lessee and Lessor (ten (10) days' notice shall apply to non-payment). A certificate evidencing such coverage shall be provided to Lessee and Lessor or, if such insurance is provided by a private carrier, a completed certificate of insurance, in form reasonably acceptable to Lessee and Lessor, shall be provided to Lessee and Lessor with respect to each contractor entering into a contract for the construction of the Parking Improvements. Each contract for the construction of the Parking Improvements shall also provide that each subcontractor of any contractor who is a party to such a contract shall be required to furnish similar worker's compensation insurance.

15.General Insurance Requirements. If, in the opinion of the North Carolina Department of Insurance, Risk Management Division ("NCDOI"), or any insurance broker retained by Lessor and Lessee, the public liability and property damage insurance required hereunder is not adequate, Lessee shall increase the insurance coverage as required by NCDOI or the insurance broker; provided such increase in coverage is in accord with the then prevailing requirements in the relevant industry and community for the Leased Premises. Certificates of insurance shall be delivered to Lessor at the Commencement Date and renewal certificates shall be delivered with the expiration of the term of each such policy. All such policies maintained by Lessee shall be purchased only from insurers authorized to do business in the State of North Carolina, comply with the requirements thereof, and who can-y A.M. Best Company rating of A minus-VII or A+ and will provide that they may not be terminated nor coverage reduced below the applicable limits contained herein except after thirty (30) days prior written notice to Lessor (ten (10) days' notice shall apply to non-payment). No term or condition in any policy of insurance shall affect the authority of the Attorney General of North Carolina, including but not limited to, the Attorney General's authority to represent the Lessor in any and all litigation.

16.Hazardous Materials. Throughout the term, neither Lessee nor any of its employees, agents, invitees, licensees, or contractors shall cause, permit or allow, any substances, chemicals, materials or pollutants (whether solid, liquid or gaseous and including, without limitation, any oil, gasoline, petroleum or petroleum by-products) deemed to be toxic or hazardous or the manufacture, storage, transpo1i or disposal of which is regulated, governed, restricted or prohibited by any federal, state or local agency or authority (collectively, the "Hazardous Materials") under any federal, state or local law, ordinance, rule or regulation related to the environment or health and safety matters, as amended from time to time (the "Environmental

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Laws"), to be handled, placed, stored, dumped, dispensed, released, discharged, deposited, manufactured, generated, treated, processed, used, transported or located on the Leased Premises without Lessor's prior written consent; provided, Lessee may handle, store or use minor quantities of Hazardous Materials which are directly related to the construction of the Parking Improvements, if Lessee engages in such permitted activity in a safe and lawful manner and in full compliance with any and all Environmental Laws, which compliance shall be at Lessee's sole expense. Upon the expiration or earlier termination of this Lease, Lessee, at Lessee's expense, shall remove all Hazardous Materials from the Leased Premises. Lessee shall give Lessor immediate written notice of any problem, spill, discharge, threatened discharge or discovery of any Hazardous Materials on or about the Leased Premises or claim thereof. If such problem, spill, discharge, threatened discharge or discovery was caused by Lessee, its employees, agents, contractors, invitees or licensees, this notice shall include a description of measures taken or proposed to be taken by Lessee to contain and/or remediate the release of Hazardous Materials and any resultant damage to or impact on property, persons and/or the environment (which term includes, without limitation, soil, surface water or groundwater) on, under or about the Leased Premises. Upon Lessor's approval and at Lessee's own expense, Lessee shall promptly take all steps necessary to clean up or remediate any release of Hazardous Materials, comply with all environmental laws and otherwise report and/or coordinate with Lessor and all appropriate governmental agencies. Lessee agrees to indemnify Lessor and hold Lessor harmless from and against any and all liens, demands, defenses, suits, proceedings, disbursements, liabilities, losses, litigation, damages, judgments, obligations, penalties, injuries, costs, expense (including, without limitation, attorneys' and experts' fees) and claims of any and every kind of whatsoever paid, incurred, suffered by, or asserted against Lessor with respect to, or as a direct or indirect result of the violation of any Environmental Laws applicable to the Leased Premises, to the extent that such loss, damage or violation is caused solely by the activities of Lessee at the Leased Premises. The term "Liabilities" as used herein is hereby defined as any and all liabilities, expenses, demands, damages, punitive or exemplary damages, consequential damages, costs, cleanup costs, response costs, losses, causes of action, claims for relief, attorneys' and other legal fees, other professional fees, penalties, fines, assessments and charges incurred by Lessor as a result of the breach of Lessee's obligations under this Section 16. The obligations in this Section 16 shall survive the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained herein, Lessee shall not be responsible for any Liabilities or compliance with any Environmental Laws resulting from any pre-existing Hazardous Materials placed on, over or under the Leased Premises prior to the Commencement Date.

17.Events of Default. The occurrence of any of the following shall constitute a material default and breach of this Lease by Lessee (an "Event of Default"):

17.1 Failure to Construct Parking Improvements. Subject to Force Majeure events and delays caused by Lessor or its employees or contractors, Lessee fails to commence construction of the Parking Improvements within the time specified in this Lease, or construction of the Parking Improvements is not substantially completed by the Outside Completion Date.

17.2 Transfer. The assignment, subletting or other transfer or any attempted assignment, subletting or other transfer, of this Lease in violation of Section 23 herein; or.

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17.3 Hazardous Materials Violation. Any violation of Section 16 hereof by Lessee; provided, however, that such violation shall not constitute an Event of Default if within thirty (30) days of notice of such violation, Lessee commences to cure such violation and if thereafter Lessee thereafter pursues such cure to completion in a manner satisfactory to Lessor; or

17.4 Bankruptcy. If Lessee shall file a petition in bankruptcy or take or consent to any other action seeking any such judicial decree, or shall file any debtor proceeding or a petition for an arrangement, or shall make any assignment for the benefit of his creditors; or

17.5 Failure to Perform. If Lessee fails to substantially construct the Parking Improvements in accordance with the Final Plans or otherwise fails to perform any of Lessee's other obligations under this Lease and such failure to perform continues for a period of thirty (30) days after receipt of written notice from Lessor specifying the nature of the default; provided that if more time is required to complete such performance or correct any construction defects, Lessee shall not be in default if Lessee commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Lessor shall not be required to give such notice if Lessee's failure to perform constitutes a non-curable breach of this Lease.

18.Remedies. In the event that any such Event of Default shall occur, Lessor, without declaring a termination of this Lease (which right is, however, unconditionally and absolutely reserved), may at its election pursue any one or more of the following remedies in addition to any other remedies available to Lessor at law, in equity, or pursuant to the terms of this Lease:

18.1 Bond. Lessor may give notice in writing as provided herein and in the Bond to Lessee and its surety of such delay, neglect or default, specifying the same, and if Lessee within a period of seven (7) days after such notice shall not proceed to cure any noticed default, then Lessor may declare Lessee in default, and, thereupon, the surety shall promptly take over the work and complete Parking Improvements in accordance with the Final Plans and within the time period specified in this Lease. In the event the surety shall fail to take over the work to be done under this Lease within seven (7) days after being so notified and has provided written notice to Lessor of its intent not to take over the construction of the Parking Improvement, then Lessor shall have full power and authority to take the prosecution of the construction of the Parking Improvements out of the hands of Lessee, and appropriate or use any or all materials and equipment on the Leased Premises as may be suitable and acceptable and may enter into an agreement, either by public letting or negotiation, for the completion of the Parking Improvements according to the terms and provisions of any such agreement, or use such other methods as in Lessor's opinion shall be required for the completion of the Parking Improvements in an acceptable manner and Lessee and its surety shall be liable and shall pay to Lessor all costs and expenses incurred by Lessor to complete the Parking Improvements in accordance with the Final Plans, including all reasonable costs to enforce the terms and conditions of this Lease and the Bond.

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18.2 Termination. Terminate Lessee's right to possession of the Leased Premises at any time by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Leased Premises to Lessor.

18.3 Enforce Lease. Maintain Lessee's right to possession, in which case this Lease shall continue in effect whether or not Lessee has abandoned the Leased Premises.

18.4 Pursue Other Remedies. Pursue any other remedy now or hereafter available to Lessor under North Carolina law.

19.Right of Lessor to Re-Enter. In the event of any termination of this Lease by Lessor or the enforcement of any other remedy by Lessor under this Lease, Lessor shall have the immediate right to enter upon and repossess the Leased Premises, and any personal property of Lessee may be removed from the Leased Premises and stored in any public warehouse at the risk and expense of Lessee. Lessee hereby waives all claims arising from Lessor's re-entering and taking possession of the Leased Premises and removing and storing the property of Lessee as permitted under this Lease and will save and hold Lessor harmless from all losses, costs or damages occasioned Lessor thereby. No such reentry shall be considered or construed to be a forcible entry by Lessor. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee being dispossessed for any cause, or in the event of Lessor obtaining possession of the Leased Premises, by reason of the violation by Lessee of any of the terms, covenants or conditions of this Lease, or otherwise.

20.Legal Costs. Lessee shall reimburse Lessor, upon demand, for any reasonable costs or expenses incurred by Lessor in connection with any breach by Lessee or the occurrence of any Event of Default under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise.

21.Surrender of Leased Premises. At the expiration of the Term or the earlier termination of this Lease, Lessee shall promptly quit and surrender the Leased Premises to Lessor in accordance with the terms and conditions hereof.

22.Taxes. Lessor shall have the obligation during the Term to pay to the appropriate taxing authority's ad valorem taxes, if any, that may be lawfully assessed against the Parking Improvements.

23.Assignment. Sublease. Binding Effect. This Lease may not be assigned nor the Leased Premises subleased by Lessee without the express written approval of Lessor; provided, however, that Lessee shall be permitted to engage a third party developer and contractor to unde1iake the construction of the Parking Improvements on its behalf. Subject to the foregoing, this Lease shall be binding upon and enforceable against, and shall inure to the benefit of, Lessor and Lessee and their respective, legal representatives, successors and permitted assigns.

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24.Amendment. This Lease shall not be modified or amended except by an instrument in writing executed by or on behalf of Lessor and Lessee.

25.Effect of Waiver or Forbearance. No covenant or condition of this Lease can be waived except by written consent of the Parties. A waiver of any covenant or condition on one occasion shall not be deemed a waiver of said covenant or condition on any subsequent occasion unless such fact is specifically stated in the waiver. Forbearance or indulgence by Lessor in any regard whatsoever shall not constitute a waiver of any covenant or condition to be performed by Lessee, and until Lessee has completely performed all covenants and conditions of this Lease, Lessor shall be entitled to invoke any remedy available to Lessor under this Lease or any law or equity despite such forbearance or indulgence.

26.Complete Agreement. This Lease contains the entire contract between the Parties regarding the subject matter hereof and each Party acknowledges that neither has made (either directly or through any agent or representative) any representations or agreements in connection with this Lease not specifically set forth herein.

27.Incorporation of Recitals and Schedules. The recitals in this Lease, the exhibits or Schedules attached hereto and the Agreement are incorporated herein to the same extent as if fully set forth.

28.Severability. In case any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Lease shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

29.Survival. All obligations (including monetary obligations as set forth in this Lease) accruing prior to expiration of the Term shall survive the expiration or other termination of this Lease.

30.Applicable Law. This Lease and all contracts related to the Parking Improvements shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of North Carolina.

31.Construction. No provision of this Lease shall be construed against or interpreted to the disadvantage of either Party by any court or other governmental or judicial authority by reason of such Party's having or being deemed to have prepared or imposed such provision.

32.Lessor's Remedies Cumulative. The rights and remedies of Lessor specified in this Lease shall be cumulative and in addition to any other rights and/or remedies otherwise available, whether or not specified in this Lease.

33.Authority. Each person executing this Lease on behalf of Lessee does hereby represent and warrant that, if applicable: (a) Lessee is duly organized and in good

16573214V.12

standing in the State of its organization and, if different, qualified to do business and in good standing in the State of North Carolina, (b) Lessee has full lawful right and authority to enter into this Lease and to perform all of its obligations hereunder, and (c) each person signing this Lease on behalf of Lessee is duly and validly authorized to do so.

34.Relationship between Parties. Nothing in this Lease shall be construed to render the Lessor in any way or for any purpose a partner, joint venturer, or associate in any relationship with Lessee other than that of Lessor and Lessee, nor shall this Lease be construed to authorize either to act as agent for the other.

35.Interpretation. The use of headings, captions and numbers in this Lease is solely for the convenience of identifying and indexing the various provisions in this Lease and shall in no event be considered otherwise in construing or interpreting any provision in this Lease. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural may be substituted for the singular number in any place or places herein in which the context may require such substitution or substitutions.

36.Terms. Capitalized terms used in this Lease shall have the meanings ascribed to them in the Agreement or at the point where first defined, irrespective of where their use occurs, with the same effect as if the definitions of such terms were set forth in full and at length every time such terms are used.

37.Counterparts. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

38.Memorandum of Lease for Recording. At the request of either Party, Lessor and Lessee shall execute a memorandum of this Lease for recording in the public records at the requesting Party's sole cost and expense. Such memorandum of Lease shall identify the Parties, describe the Leased Premises, specify the Term and incorporate this Lease by reference.

39.Force Majeure. In the event that the performance by Lessee of any of its construction or repair obligations is delayed by events that are beyond the reasonable control of Lessee, such as acts of God, rain days, :flooding, strikes, lockouts, labor trouble, labor shortages, vandalism, fire or other casualty, stay-at-home orders issued by any local, state or federal government authority due to an epidemic or pandemic, governmental pre-emption in connection with a national emergency, rule, order, regulation of any governmental agency or any department or subdivision thereof, or inability to secure materials or labor because of such emergency, rule, order, regulation, war, civil disturbance, or other emergency (collectively, a "Force Majeure"), then the deadline for completion of such obligations shall be extended.

40.Notices. All notices, requests and other communications hereunder shall be deemed to have been fully given, by either Party to the other, when made in writing and either deposited in the United States mail (sent certified, return receipt requested); personally delivered; or transmitted by overnight courier for next business day delivery to the addresses of Lessor and

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Lessee set forth below, or to such other addresses as the Parties may, from time to time, designate by written notice.

If intended for Lessor, addressed to Lessor, at:

North Carolina Department of Agriculture and Consumer Services Property and Construction Division
Attn: Director
1001 Mail Service Center
Raleigh, North Carolina 27699-1001

With copy to:

State Property Office Attn: Director
1321 Mail Service Center
Raleigh, North Carolina 27699-1321
If intended for Lessee, addressed to Lessee, at:
Bandwidth Inc.
Venture Center III
900 Main Campus Drive Raleigh, North Carolina 27606 Attn: W. Chris Matton
Email: cmatton@bandwidth.com

[signatures begin on following page]

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IN TESTIMONY WHEREOF, this Lease has been executed by the Parties under seal, in duplicate originals, as of the dates set forth in the notary acknowledgments below.

LESSEE:

(SEAL)   BANDWIDTH INC.,
a Delaware corporation

By:_________________________________________
Print Name: _________________________________
Title: ___________ ___________________________

STATE OF NORTH CAROLINA

COUNTY OF WAKE

I,  , a Notary Public in and for the County and
State aforesaid do hereby certify that  ,  (title)
for  , a , personally came before me this day and acknowledged the due execution of the foregoing instrument on the behalf of the company.

IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal, this the day of  , 2020.

    _________________________________________
    Notary Public
My Commission Expires:     Print Name:   ____________________

16573214V.12

LESSOR:

STATE OF NORTH CAROLINA

By:
Governor
ATTEST:

Secretary of State

APPROVED AS TO FORM:
JOSHUA H. STEIN, Attorney General

By: ____________________________
Special Deputy Attorney General

STATE OF NORTH CAROLINA

COUNTY OF WAKE

I,  , a Notary Public in and for the County and
State aforesaid do hereby certify that  ,  (title)
for  , a , personally came before me this day and acknowledged the due execution of the foregoing instrument on the behalf of the company.

IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal, this the day of  , 2020.

16573214V.12

SCHEDULE I

Description of Leased Premises

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SCHEDULE II

Final Plans

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EXHIBIT C

Seller’s Retained Parcel

McADAMS

LOT 1
~40.0 ACRES
AREA 2
~25.3 ACRES
EDWARDS MILL ROAD

PROJECT ATHENS
PARKING STUDY
EDWARDS MILL ROAD & REEDY CREEK ROAD
RALEIGH, NORTH CAROLINA

C2.01

16573214V.12

EXHIBIT D

31.5 Acre Parcel

AREA "A"
EDWARDS MILL ROAD
AREA 3
~31.5 ACRES
AREA "B"
LAKE BOONE TRAIL
AREA "C"
DEPARTMENT OF AGRICULTURE
(UNDER CONSTRUCTION)
SCM
REEDY CREEK
RD

McADAMS

CLIENT

bardeeettl

PROJECT ATHENS

PARKING STUDY

EDWARDS MILL ROAD & REEDY CREEK ROAD

REVISIONS

PLAN INFORMATION

SHEET

C2.02

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EXHIBIT E

Detention Pond Easement Form

16573214V.12

16573214V.12

DECLARATION OF MAINTENANCE COVENANT AND PROTECTION EASEMENTS FOR STORMWATER CONTROL FACILITIES
Required by City of Raleigh Code of Ordinances, Part IO, Section 9.2.2.G.2

This Declaration of Maintenance Covenant and Grant of Protection Easements for Stormwater Control Facilities (this "Maintenance Covenant") is established this _____ day of , [10] , by [11] , the “Declarant” (as defined herein), who is the owner of certain real property located in [12] County, North Carolina, as described further in Exhibit A of this Maintenance Covenant (the "Property"), for the benefit of the Declarant, the Responsible Party (as defined herein), all successor Owners (as defined herein) of the Property, their successors, assigns, and heirs, and the City of Raleigh. (If the date above is blank, the effective date of this instrument shall be the date of its recordation in the county registry.)

RECITALS

WHEREAS, the City of Raleigh, under various state and federal laws, is required to regulate the maintenance of Stormwater Control Facilities (as defined herein) constructed to serve new development within the City's planning jurisdiction to ensure that, following initial construction, the Stormwater Control Facilities are operated, maintained, and, to the extent necessary, repaired in accordance with applicable state and federal law; and

WHEREAS, the City of Raleigh may be subject to substantial regulatory and financial penalties from the State of North Carolina and the federal government if the above-referenced rules and regulations are not applied to new development occurring within the planning jurisdiction of the City of Raleigh; and

WHEREAS, the City Council of the City of Raleigh has determined that, to maintain the City of Raleigh's compliance under applicable state and federal regulations, certain obligations are to be met by developers and subsequent owners of Stormwater Control Facilities constructed to benefit Owners of newly created Lots (as defined herein) in new developments; and

WHEREAS, Declarant, as Owner of the Property (which is part or all of the real property described in Book [13] , Page [13] , [12] , County Registry), wishes to develop the Property in accordance with the rules, regulations, and laws of the City of Raleigh (including conditions of approval as shown in the aforesaid City of Raleigh Case Number) and the State of North Carolina; and

WHEREAS, Declarant intends to construct one or more Stormwater Control Facilities that will serve the Propet1y and that will benefit more than one Lot within the Property (or any portion thereof), thus subjecting the Property to this Maintenance Covenant pursuant to the requirements of Section 9.2.2.G.2 of Part 10 of the City of Raleigh Code of Ordinances (hereinafter, Part IO of the City of Raleigh Code of Ordinances is referred to as the "Unified Development Ordinance" or the "UDO".

City of Raleigh Form 9.2.2.G.2-Revised February 2020

16573214V.12

WHEREAS, this Agreement has been procured in accordance with the requirements or N.C. General Statutes Chapter 143, Article 21, Part I, N.C. General Statutes 160A-459, and Section 9.2.2.0.2 of the UDO.

NOW THEREFORE, in order to comply with the requirements of Section 9.2.2.G.2 or the UDO or the City of Raleigh, the Declarant hereby establishes this Maintenance Covenant in order to encumber, restrict, and obligate the Property and any successor Owners or the Property (or any portion thereof) to the terms, conditions, and obligations herein.

Article I
Definitions, Construction, and Amendment

1.Definitions. As used in this Maintenance Covenant, the following words and terms have the following definitions.

(a)"Association" is defined as the entity organized and operated under the laws or the State of North Carolina as the homeowners' or property owners' association for the Property (if applicable).

(b)"City" or "City of Raleigh" is defined as the City or Raleigh, North Carolina, a North Carolina municipal corporation.

(c)"City Approval" is defined as the written approval of the City of Raleigh, as given by the Director of Planning or their deputy on the applicable document or plat.

(d)"Code" is defined as the Raleigh City Code of Ordinances as it may be amended from time to time, and includes all duly adopted regulations, rules, directives, and polici.es of the City pursuant to or in furtherance or the Code.

(e)"Declarant" is defined as the Person identified as the Declarant hereinabove and its successors and assigns, and includes any Person who has the powers or a Declarant established in a Subsequent Document, and its successors, heirs, and assigns.

(i)"Development" is defined as the real property approved for development by the City under the City of Raleigh Case or File Number shown on the first page of this Maintenance Covenant. The Property may be part or all of the real property that constitutes the Development.

(g)''Governmental Authority" (or "Governmental Authorities") is defined as the City, the County (or Counties, if applicable) in which the Property is located, the State of North Carolina, the United States of America and all other governmental entities and quasi-governmental entities that have jurisdiction over the Property or any part thereof: and all applicable departments and agencies of any of them, whichever is/arc applicable.

(h)"Lot" or "Parcel'' is defined as any portion of the Property, together with any improvements thereon, which is shown upon any recorded plat of any part or all or the Properly,

City of Raleigh Form 9.2.2.G.2 - Revised February 2020

16573214V.12

and which is not any of the following: dedicated street rights-of-way; or greenway, open space, or park lands owned in fee simple by the City.

(i)"Maintain", "Maintenance", "Maintaining", or any similar term used herein is defined to include any one or more of the following, as the context requires: acquisition, purchase, construction, re-construction, installation, maintenance, inspection, examination, upkeep, cleaning, renewal, alteration, repair, replacement, repainting, remodeling, restoration, removal, improvement, administration, operation, use, planting, mowing, cutting, trimming, pruning, fertilizing, watering and preservation.

(j)"Maintenance Covenant" is defined as this document, together with all exhibits and amendments to this document.

(k)"Owner" is defined as the record Owner, whether one or more Persons, of fee simple title to any Lot, but excluding those having an interest in a Lot solely as security for the performance of an obligation or a tenant.

i."Person" is defined to include any natural person, corporation, business trust, estate, trust, partnership, limited liability company, association, joint venture, Governmental Authority (including the City), or other entity.

(m) "Parcel" is defined as "Lot", above.

(n)"Property" (or "Properties") is defined as all of the real property which is subject to any pati or all of the terms of this Maintenance Covenant, as described in Exhibit A, attached hereto, as it may be amended, and incorporated herein by reference.

(o)"Registry" is defined as the office of the Register of Deeds (or any successor office under applicable law) for the North Carolina County or Counties in which deeds, plats, casements, mortgages and deeds of trust for the Property arc recorded. All references herein to recording or to any requirement to record a document or plat refer to recording in the Registry of the County or Counties in which the applicable portion of the Property is situated.

(p)"Responsible Party" is defined as an Association or a commercial Lot Owner that is responsible for Maintenance of the Stormwater Control Facilities following transfer of such responsibility from the Declarant to the Association or commercial Lot Owner by deed or easement. Until such point that the title to the Stormwater Control Facilities is transferred, by deed or easement, to an Association of commercial Lot Owner, the Responsible Party shall be the Declarant.

(q)"Stormwater Control Facilities" is defined as one or more of the following devices and measures, together with associated private drainage easements utilized for conveying stormwater (however identified on a plat or in a document) that serves the Property and which are located outside of public street rights-of-way and drainage easements accepted into public use by the City, including, but not limited to, conduits, inlets, channels, pipes, level spreaders, ditches, grassed swales, sand filters, wet ponds, dry detention basins, wetlands, permanently

City of Raleigh Form 9.2.2.G.2 -Revised February 2020

16573214V.12

protected undisturbed open space areas (or similarly designated areas, such terms to be used interchangeably in this Maintenance Covenant), bio-retention areas, retention or detention ponds, and other devices and measures, necessary to collect, convey, store, and control stormwater runoff and pollutants for more than one (1) Lot in the Property.

(r)"Stormwater Operations Maintenance Manual and Budge!" or "Stormwater Operations and Maintenance Manual and Budget" is defined as that manual; however named, approved by the City and attached to and incorporated into this Maintenance Covenant as Exhibit C that documents the requirements for the Maintenance of the Stormwater Control Facilities and the projected annual costs for such Maintenance.

(s)"Subsequent Document" is defined as any document, map, or plat affecting or encumbering the Property or any portion thereof that is recorded in the Registry after this Maintenance Covenant is recorded in the Registry.

2.Applicability. The Property, this Maintenance Covenant and all provisions of Subsequent Documents and other separately recorded instruments applicable to the Property (or any portion thereof) are subject to the ordinances, regulations, and rules of the City, and shall be construed in accordance with all or the applicable provisions or the Code, whether or not such Code provisions are specifically referenced in this Maintenance Covenant or in any Subsequent Document. It shall be the responsibility of the Responsible Party and each Owner of each portion of the Property to comply with all provisions of the Code applicable to such portion of the Property. No Subsequent Document may avoid, vary, negate, or waive the obligations and rights or the Declarant, any Owner, or the Responsible Party without amendment to this Maintenance Covenant (with City Approval, as provided in Article 1, Section 4) to allow such avoidance, variation, negation, or waiver.

3.Conflicts.
i.The provisions of the Code control over any inconsistent provisions of this Maintenance Covenant or any Subsequent Document.

ii.As applicable provisions of the Code arc amended, modified, revised, deleted, or moved to different sections, this Maintenance Covenant is deemed to be revised so as to conform to the provisions of the Code as they may exist from time to time and are applicable to the Property or any part thereof.

iii.The provisions of this Maintenance Covenant shall control over any inconsistent provisions of any Subsequent Documents unless this Maintenance Covenant is amended, with City Approval as provided in Article T, Section 4 below, to allow subordination of this Maintenance Covenant to the Subsequent Document. To the extent that any Subsequent Document affecting the Properly conflicts with the provisions or the Code or the General Statutes of the State of North Carolina, the conflicting provision shall be automatically cured to comply with the Code and the General Statutes of the State of North Carolina. To the extent that the requirements of the Code and the General Statutes or the State or North Carolina conf1lct, the more stringent provision shall prevail and apply.

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iv.Notwithstanding any other provision or this Maintenance Covenant, any provision of this Maintenance Covenant or Subsequent Document that is more restrictive than an applicable provision of the Code is not an inconsistent provision of this Maintenance Covenant unless the Code specifically provides otherwise, and is not deemed revised to conform to the Code.

v.To the extent that definitions or provisions in a Subsequent Document are different than the definitions or provisions utilized in this Maintenance Covenant yet bear a similar meaning, the provisions of this Maintenance Covenant shall apply as if the defined tern or provision of this document was utilized. Specific exceptions to this provision may only be achieved through amendment to this Maintenance Covenant as provided in Article I, Section 4.

vi.If additional Maintenance Covenants are recorded for the Development, those additional Maintenance Covenants shall have the priority of this Maintenance Covenant with respect to Subsequent Documents.

vii.Allocation of assessment obligations among Owners in any Subsequent Document docs not constitute a conflict with this Maintenance Covenant. Provided, however, the rights or the City in this Maintenance Covenant, including, without limitation, the rights of the City to enforce liens and collect monies from Owners and any Association, shall not be impaired or adversely affected by any such allocation of assessment obligations in any Subsequent Document.

4.Amend ment..of Maintenance Covenant.

viii.Amendments to this Maintenance Covenant are valid from the time of recording in the Registry, Any amendment or this Maintenance Covenant must have prior City Approval. Any amendment of this Maintenance Covenant that requires City Approval is void ab initio if recorded without the required City Approval, Any amendment to an exhibit attached and incorporated into this Maintenance Covenant will similarly require an amendment to this Maintenance Covenant.

ix.During the first ten (10) year period following the date of the recording of this Maintenance Covenant in the Registry, the Declarant may amend this Maintenance Covenant with City Approval and without the consent or joinder of any other Person, so long as Declarant owns any portion of the Property.

x.If the amendment provisions of Section 4(b), above, are no longer applicable to the Properly, this Maintenance Covenant may be amended with the consent of two-thirds (2/3) of the Owners of Lois within the Properly and with City Approval.

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Article II
Obligations of the Raleigh City Code for Stormwater Control Facilities and Maintenance

1.Construction of Stormwater Control Facilities. The Declarant shall be responsible for the construction of the Stormwater Control Facilities and the Declarant will be responsible for the Maintenance thereof in accordance with the Stormwater Operations and Maintenance Manual and Budget prior to conveying title of the Stormwater Control Facilities, their appurtenances, and vegetation to the Responsible Party by deed or easement. The Stormwater Control Facilities must by constructed in accordance with all applicable laws, ordinances, regulations, rules, and directives of Governmental Authorities, including, but not limited to, the Code, and the Stormwater Control Facilities must perform as designed

2.Maintenance of Stormwater Control Facilities. Following conveyance to the Responsible Party by the Declarant, Stormwater Control Facilities shall be Maintained by the Responsible Party in accordance with the Stormwater Operations and Maintenance Manual and Budget . At all times, the Stom1water Control Facilities must comply with all applicable laws, ordinances, regulations, rules, and directives of Governmental Authorities, including, but not limited to, the Code, and the Stormwater Control Facilities must perform as designed. The Stormwater Operations and Maintenance Manual and Budget must meet all applicable requirements of the Code.

3.Location of Stormwater Control Facilities. A description of the portions of the Prope1ty where the Stormwater Control Facilities are located, including all private drainage easements conveying stom1water over, under, across, through, and upon the Property to and from the Stormwater Control Facilities, is provided in Exhibit B, attached hereto and incorporated herein by reference.

4.Drainage Easement. The Declarant dedicates, establishes and declares to and for the benefit of each Lot within the Property (or any portion thereof):

(a)the perpetual, irrevocable and non-exclusive casement, right and privilege to discharge, transport, and store stormwater from any portion of the Property into, over, under, across, through and upon the Stormwater Control Facilities and private drainage easements as described in Exhibit B, and

(b)the perpetual, irrevocable and non-exclusive easement, right and privilege to use and Maintain Stormwater Control Facilities, including the right of access to and from the Stormwater Control Facilities, including private drainage easements and other portions or the Property as reasonably necessary to Maintain the Stormwater Control Facilities; and

5.Relocation of Drainage Easements.

(a)Private drainage easements situated on the Property may be relocated only by a written agreement signed by the Responsible Party that is responsible for Maintenance of the Stom1watcr Control Facilities associated with such private drainage easements and by the
Owners or all portions of the Property on which the private drainage casement then is located,

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and by the Owners of all portions of the Properly on which the private drainage easement is to be relocated. The consent of tenants, mortgagees, and beneficiaries and trustees under deeds of trust with respect to the affected portions or the Property shall not be required for the relocation to be effective. All relocations or a private drainage easement shall be accompanied with a letter sealed by a professional engineer licensed in the State of North Carolina stating that the relocated private drainage easement will not cause any adverse stormwater runoff unto the benefitted and/or adjoining properties.

(b)Notwithstanding anything herein to the contrary, no relocation of any private drainage easement shall be valid without prior City Approval. Any relocation without the required City Approval is void ab initio.

(c)Relocation of a private drainage easement is valid from the later of the time of either recording of the plat or other instrument of relocation in the Registry or such later date specified therein.

6, Stormwater Control Facilities Maintained by an Association,

(a)If an Association is responsible for the Maintenance of the Stormwater Control Facilities, then membership in the Association shall be mandatory for each Parcel served by the Stormwater Control Facilities and any successor Owner of the Parcel with membership being appurtenant to the Lot and running with ownership of the Lot. The Association shall have the power to levy assessments for the costs and expenses of Maintaining the Stormwater Control Facilities. All assessments required by this section that are levied against a Lot that remain unpaid shall become a lien on that Lot, (Calculation of the assessment charge shall be set forth in a subsequent recorded document,)

(b)Any Association that is the Responsible Party for the Maintenance of Stormwater Control Facilities shall be established in accordance with Chapters 47C or 47F of the North Carolina General Statutes (or successor statutes) and the Association declaration shall conform to this Maintenance Covenant and to Section 9,2,2,G.2 of the UDO (or its successor provision). Compliance with these terms shall be through Subsequent Documents executed and recorded by the Owners of the Properly at a later date.

(c)If an Association is responsible for Maintaining the Stormwater Control Facilities, the costs and expenses of Maintaining any Stormwater Control Facilities (including any costs of complying with the terms of this Maintenance Covenant) shall be common expenses of the Association and shall include, without limitation, all costs for insurance premiums associated with the Stormwater Control Facilities and any other costs listed in the operations and maintenance budget established in the Stormwater Operations and Maintenance Manual and Budget.
7, Stormwater Control Facilities Maintained by a Commercial Lot Owner.
(a)If a commercial Lot Owner is responsible for Maintenance of the Stormwater Control Facilities, said Owner is responsible for making all repairs and replacements of the Stormwater

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Control Facilities in accordance with the construction drawings approved by the City and the Stom1water Operations and Maintenance Manual and Budget.

(b)Each Parcel served by the Stormwater Control Facility and any successive Owner of any Parcel shall be subject to an assessment charge levied by the designated responsible commercial Lot Owner. The assessment charge shall include, without limitation, the actual costs for Maintaining the Stom1water Control Facility, all costs for insurance premiums associated with the Stormwater Control Facility, and other costs listed in the Stormwater Operations and Maintenance Manual and Budget. Calculation of the assessment charge shall be set forth in a subsequent recorded document. Any assessment charge levied against a Lot and remaining unpaid for a period of thirty (30) days or longer after the payment due date shall be delinquent and shall constitute a default of this Maintenance Covenant entitling the Lot Owner responsible for Maintenance of the Stormwater Control Facilities to bring an action at law against the defaulting party plus interest charges, together with all costs and expenses of collection incurred, such as without limitation, court costs and reasonable attorney fees actually incurred. Each Parcel Owner served by the Stormwater Control Facility shall have the right to Maintain, repair, and replace the Stormwater Control Facility if after forty-five (45) days written notice the commercial Lot Owner responsible for Maintenance, repair, and replacement fails to faithfully discharge its responsibility. The Parcel Owner doing the work shall have the same right as the designated commercial Lot Owner has to assess the other Lots served by the Stormwater Control Facility.

(c)At any lime the commercial Lot Owner responsible for the Maintenance of Stom1water Control Facilities may assign its responsibilities and rights to a property owners association established in accordance with Chapters 47C or 47F of the North Carolina General Statutes or successor statutes, in which instance the Owners of the Parcels served by the Stormwater Control Facilities shall be members of the created property owners association,

8.Insurance. As part of the routine costs and expenses of Maintaining the Stormwater Control Facilities, the Responsible Party must procure and maintain liability insurance in an amount no less than $1,000,000.00 for the protection of the Stormwater Control Facilities.

9.Penalties Associated with Failure to Maintain Stormwater Control Facilities. Operation and Maintenance of the Stormwater Control Facilities must comply with all relevant provisions of the Code. Failure to Maintain the Stormwater Control Facilities in accordance with the Stormwater Operations and Maintenance Manual and Budget and any applicable regulation of a Governmental Authority is a violation of the Code and may subject each Lot Owner and the Responsible Party to significant daily civil penalties and other enforcement actions by the City of Raleigh and/or other Governmental Authorities, including assessments.

I 0. Joint and Several Liability. Each Owner shall be jointly and severally responsible for Maintenance of the Stormwater Control Facilities, including payment of any unpaid ad valorem taxes, public assessments for improvements, and unsafe building and public nuisance abatement liens charged against the Stormwater Control Facilities and Lots benefited by those Stormwater Control Facilities, and including all interest charges thereon, together with the costs and expenses of collection incurred by themselves (or other collecting agent), including court costs

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and reasonable attorney's fees actually incurred. Each Owner has a right of contribution against all other Owners whose portions of the Property are served by the same Stormwater Control Facilities for payment or such costs and expenses to the extent that the Owner having such right of contribution pays more than such Owner's pro rata share thereof such pro rata share being determined either by other assessment provisions for Maintenance of Stormwater Control Facilities established in Subsequent Documents or by dividing the acreage of such Owner's portion of the Property served by the Stormwater Control Facilities by the total acreage of the portion of the Property served by the same Stormwater Control Facilities when no maintenance assessments apply to the Property.

11.Permanently Protected Undisturbed Open Space Areas. Within any permanently protected undisturbed open space areas (and similarly designated areas) shown on any recorded plat of any portion of the Property, there must not be any land disturbing activity, any placement of impervious surfaces, any tree disturbing activity (as defined in the Code), any removal or vegetation, any new development or expansion thereof, or new use, construction, or encroachment without first obtaining a watercourse buffer permit from the City.

Article III
Rights Granted to City of Raleigh

1.Action for Specific Performance. Recognizing the consequences to the City of Raleigh of non-compliance with the obligations of this Maintenance Covenant, Declarant hereby grants the City of Raleigh the right to seek, in any court of appropriate jurisdiction, judicial action for specific perfom1ance of any of the obligations established within this Maintenance Covenant. This right of the City shall not limit any other remedies or enforcement options available to the City under this Maintenance Covenant, the Code, or any other applicable law, including later adopted ordinances or statutes that may supplement or supersede the requirements stated herein.

2.Grant of Easements.

(a)Declarant hereby dedicates and Grants unto the City a permanent, non-exclusive and irrevocable easement over the Lots, Stormwater Control Facilities, and private drainage easements for the purpose of pem1itting City inspection and, if deemed necessary, as detem1ined by the City, in its sole discretion, for Maintenance and other work on the Stormwater Control Facilities (the "Protection Easement").

(b)Declarant hereby dedicates and grants to the City a permanent, irrevocable, and non exclusive right of ingress, egress, and regress over and across all public or private easements on the Property, including, but not limited to, private roads, for Maintenance and other work on the Stormwater Control Facilities (the "Access Easement"), The rights granted to the City in this subsection shall extend to employees, agents and contractors of the City.
3.Use of Protection and Access Easements. The City, its officers, employees, contractors and agents may access the Property and enter the Stormwater Control Facilities for purposes of exercising the City's rights hereunder. This Maintenance Covenant shall in no way obligate the

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City to monitor and Maintain the Stormwater Control Facilities, and the City shall not be liable to any person, firm, partnership, company, corporation, governmental agency, or entity for the condition or operation of the Stormwater Control Facilities. Further, this Maintenance Covenant shall in no way diminish, limit, or restrict the right of the City to e force any of its ordinances as permitted by law or to exercise any rights or powers granted to it.
4.City Right to Mainta.in and Repair Stormwater Control Facilities and Right of Reimbursement.
a.If Stormwater Control Facilities serving any portion of the Property arc not performing adequately or as intended or are not properly maintained or replaced, the City, in its sole discretion, may, after providing written notice to the Lot Owners and the Responsible Party, enter the Property and performance Maintenance of the Stormwater Control Facilities as is necessary to remedy the situation.
a.The City shall be fully reimbursed for its costs of inspecting, monitoring, designing, constructing, repairing, reconstructing, replacing, and installing the Stormwater Control Facility or Stormwater Control Facilities. Such costs shall include the costs of administration, overhead, contracting, and public advertising associated with the work performed by the City pursuant to this Article.
a.In addition to any other rights the City has to be reimbursed for its costs, the City may levy an assessment against each Lot served by the noncompliant Stormwater Control Facility. No assessment will be levied by the City without prior notice to the affected Lot Owners. Any unpaid assessment levied by the City shall be, as allowed by law, a lien against any delinquent Lot.
5.City Right to Private Assessments.
In addition to all other remedies set forth in this Maintenance Covenant, the Declarant assigns to the City any powers or rights of assessment that presently exist or that may be created (including those created through a Subsequent Document) for purposes or funding common expenses for services benefitting the Lots (including those of an Association and including any assessments for Maintenance of Stormwater Control Facilities). The Declarant also appoints the City as attorney-in-fact for the express purpose of assessing and pursuing the collection of unpaid costs incurred by the City in its Maintenance of any Stormwater Control Facility serving any of the Lots.
The City shall not exercise the assignment and appointment herein until all of the following occur:
a.The City has not been fully reimbursed for any costs associated with Maintenance performed by the City (or its contractors) to any Stormwater Control Facility serving any portion of the Property.

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b.The City has provided the Responsible Party written notice requesting full payment and full reimbursement has not been made to the City within thi1iy (30) days of this notice.

c.At least sixty (60) days prior written notice of the assignment of assessment rights is provided to the Responsible Party (and the members of the Association if an Association is the Responsible Party).

The Declarant further assigns to the City the right to compel the Responsible Party to ratify such assignment of assessment rights and appointment as arc made in this section at a later date and to, if deemed necessary at the City's sole discretion, make a similar assignment in the future prior to the City commencing any Maintenance on any Stormwater Control Facility.

6.Provision of Membership Roster. If an Association is the Responsible Party, the Association shall, upon demand by the City, provide the City with a list of all members of the Association and the mailing address for each member that that the Association utilizes to communicate with its membership. This list must be provided within thirty (30) days of the City's demand.

7.No Public Adoption.

(a)The City's exercise of its rights under this Maintenance Covenant, or its abatement of a public nuisance, or its repair of unsafe structures does not constitute adoption of any Stormwater Control Facility by the City. The legal authority of the City is not intended to impede or prohibit the Responsible Party or any Lot Owners from taking all necessary actions to Maintain the Stormwater Control Facilities so that they function safely and perform the function for which they were created.

(b)The City is not obligated to monitor or Maintain any Stormwater Control Facility and the City shall not be liable to any person or entity for the condition or operation of any Stormwater Control Facilities.

Article IV
Subordination

1. Subordination.

(To protect the interests of the City of Raleigh and the public at large, any existing deeds of trust, mortgages, or liens encumbering the Properly, other than property tax liens for the current lax year or governmental improvement assessment liens, must be subordinated to this Maintenance Covenant. If no such encumbrances exist, the following representation must be checked by the Declarant. Otherwise, such encumbrances must be listed and the Maintenance Covenant must be executed by the beneficiary and trustee (if trustee execution is necessary per the tem1s of' the security instrument), mortgagee, or lien holder to evidence such subordination.)

[  [14]  ] DECLARANT REPRESENTS THAT NO SUPERIOR DEEDS OF
TRUST, MORTGAGES, OR LIENS (OTHER THAN PROPERTY TAX LIENS FOR THE

City u,( Raleigh Form 9.2.2.G.2 - Revised February 2020

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CURRENT TAX YEAR OR GOVERNMENT AL IMPROVEMENT ASSESSMENT LIENS) ENCUMBER OR AFFECT THE PROPERTY AT THE TIME OF THE EXECUTION AND RECORDING OF THIS MAINTENANCE COVENANT, OR THAT IF ANY OF THE FOREGOING EXIST AND ARE NOT BEING SUBORDJNA TED BY THE DEED OF TRUST BENEFICIARY AND TRUSTEE, MORTGAGEE, OR LIEN HOLDER BY EXECUTION OF THIS MAINTENANCE COVENANT, DECLARANT HAS AN OWNER'S POLICY OF TITLE INSURANCE THAT EITHER INSURES THE PROPERTY WITHOUT EXCEPTION FOR SUCH ENCUMBRANCE OR THAT PROVIDES AFFIRMATIVE COVERAGE WITH RESPECT TO SUCH ENCUMBRANCE AND, IN SUCH EVENT, A COPY OF SUCH TITLE INSURANCE POLICY HAS BEEN GIVEN TO THE CITY.

(If the box above is not checked, the subordination section on the signature pages must be completed and signed by the appropriate parties.)
Article V Miscellaneous

1.Notice. Written notice as required hereunder shall be provided to the City of Raleigh at
P. 0, Box 590, Raleigh, N.C. 27602, Attention: Stom1water Program Manager and to the
Declarant at [15] Once the Declarant transfers, by deed or easement, responsibility for Maintenance of the Stormwater Control Facilities to the Responsible Party, the address for notice to the Responsible Party shall be provided to the City in writing, directed to the address listed above. The City may elect to notify the Responsible Party at either (i) the mailing address for the Responsible Party provided to the Wake County Tax Assessor; or (ii) the registered agent of the Responsible Party on file with the Corporations Division of the Secretary of State's Office, either of which shall be deemed to comply with any notice requirements of this Maintenance Covenant. Where notice must be provided to individual Lot Owners (as members of an Association), such notice shall be sent to the Owner of that Lot as shown on the county tax listing first class mail. Written notice shall be deemed received four (4) days following its deposit, first class mail, with the United States postal system. All mailings required by this Article shall be sent via the United States Postal Service.

2.Term. This Maintenance Covenant shall continue as a servitude running in perpetuity with the Property.

3.Severability. If any provision of this Maintenance Covenant shall be deemed invalid by a judgment, order, or decree of any court of competent jurisdiction, such invalidity shall not affect any of the remaining provisions of this Maintenance Covenant.

4.No Merger. The rights, privileges and easements in this Maintenance Covenant shall not merge by operation of law or terminate but shall remain in full force and effect despite the fact that the same Owner may own title to all the real properties which are affected by this Maintenance Covenant.

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1.No Waiver. The failure of any Owner, an Association, a Responsible Party, or the City in any one or more instances to insist upon compliance with any provision or covenant herein or to exercise any right or privilege herein shall not constitute or be construed as a waiver of such or any similar provision, covenant, right or privilege including the right to cure a breach or default, but the same shall continue and remain in full force and effect, as if no such forbearance had occurred.

Article VI Execution

TO HAVE AND TO HOLD the covenants agreed to and the terms, conditions, obligations and restrictions imposed herein shall be binding upon the Declarant, its successors and assigns, and shall continue as a servitude running with the land in perpetuity. Declarant covenants that it is vested of the Property in fee simple, has the right to convey the same in fee simple, that the Property is free from encumbrances except as herein stated or subordinated herein, and Declarant will warrant and defend such title to the same against claims of all persons whatsoever. Title to the Property is subject to the following: all utility rights of way and easements recorded in the Registry; plats of any part or all of the Property recorded in the Registry; and restrictive covenants affecting any part or all or the Properly that were recorded in the Registry prior to the recording or the deed to the Declarant that conveyed the Property to the Declarant.

Declarant acknowledges that the City of Raleigh is acting in reliance on Declarant's authority to enter into this Maintenance Covenant and !he tcm1s, conditions, obligations, and restrictions imposed herein in its authorization to subdivide the Property and in the issuance of any permits or development approvals associated with any construction of improvements on the Property and that the City of Raleigh may suffer irreparable harm from the violation of the covenants, restrictions, and obligations established heroin.

[The signature pages follow this page.]

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[Declarant Signature Page]

IN WITNESS WHEREOF, Declarant hereby executes this Maintenance Covenant under seal as of the day and year first above written.

DECLARANT:

 [16] ___

By:   (SEAL)
Name: [17]
              lts: ______[18]_____(Title)
NORTH CAROLINA

WAKE COUNTY       DECLARANT
ACKNOWLEDGMENT
l certify that the following person personally appeared before me this day and acknowledged to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:  _
(Print name of signatory in blank)

Date:  _

My Commission Expires:     Notary Public
Print Name:  _

[Affix Notary Stamp or Seal]

[The next page is the subordination signature page.]

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16573214V.12

[Subordination Signature Page]

______[19]_____, as Trustee, and ______[20]_____, as Beneficiary, under that certain Deed of Trust recorded in Book ______[21]_____, Page ______[21]_____ ______[12]_____ County Registry, North Carolina, join in this Maintenance Covenant for the sole pu1vose of expressing their consent hereto and of binding, subjecting and subordinating said Deed of Trust and their interest in the Properly to the terms, covenants and conditions of this Agreement.

TRUSTEE:

______[19]_____
By:   (SEAL)
Name:  _
Its:   (Title)

BENEFICIARY:

______[20]_____

By:   (SEAL)
Name:  _
Its:   (Title)

[Notary acknowledgments for the Trustee and Beneficiary follow this page.]

City of Raleigh Form 9.2.2.G.2-Revlsed February2020

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NORTH CAROLINA

WAKE COUNTY        TRUSTEE
ACKNOWLEDGMENT
I certify that the following person personally appeared before me this day and acknowledged to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:
(Print name or signatory in blank)

Date:

My Commission Expires:     Notary Public
Print Name:  _

[Affix Notary Stamp or Seal]

NORTH CAROLINA
WAKE COUNTY        BENEFICIARY
ACKNOWLEDGMENT

I certify that the following person personally appeared before me this day and acknowledged to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:
(Print name or signatory in blank)

Date:  _

My Commission Expires:     Notary Public
Print Name: _

[Affix Notary Stamp or Seal]

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Attorney Certification:

I, _______[22]______, an attorney licensed to practice law in the State of North Carolina, certify to the City of Raleigh that this Maintenance Covenant has been prepared in accordance with the instructions provided by the City of Raleigh, that I am familiar with the requirements of Section
9.2.2.G.2 of tl1e UDO, and have prepared this instrument in accordance with the requirements of Section 9.2.2.G.2 of the UDO. If a deed of trust is being subordinated to this Maintenance Covenant and the signature of the trustee is not provided, T hereby certify that I have reviewed that deed of trust and verify that the terms of the deed of trust do not require trustee consent or signature for the subordination to be effective,

___________ NC Bar#: __[23]_
Attorney at Law

City of Raleigh Form 9.2.2.G.2 -Revised February 2020

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Exhibit A Description of Property

All Lots as shown on the subdivision plat recorded in Book or Maps  , Page   ,
Wake County Registry.

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Exhibit B
Description of Stormwater Control Facilities
and Drainage _Easements

All areas shown and labeled as ''Private Drainage Easements", "'Stormwater Control Facility", or ''Stormwater Control Measure" (or equivalent terms) on the subdivision plat recorded in Book of Maps  , Page  , Wake County Registry.

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Exhibit C
Stormwater Operations and Maintenance Manual and Budget

[The Stormwater Operations and Maintenance Manual and Budget follows this page.]

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